                                                                   Exhibit 99.1

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                               Page
                                                                              Number
                                                                              ------
   IWO Holdings, Inc. and Subsidiaries
   Report of Independent Accountants.........................................  F-2
   Consolidated Balance Sheets...............................................  F-3
   Consolidated Statements of Operations.....................................  F-5
   Consolidated Statements of Stockholders' Equity (Deficit).................  F-6
   Consolidated Statements of Cash Flows.....................................  F-7
   Notes to Consolidated Financial Statements................................  F-10
   Sprint Spectrum Albany, Syracuse and Manchester Markets
   Report of Independent Auditors............................................  F-49
   Statement of Assets Sold..................................................  F-50
   Statements of Revenues and Expenses.......................................  F-51
   Notes to Statement of Assets Sold and Statements of Revenues and Expenses.  F-52

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of IWO Holdings, Inc. and Subsidiaries

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of IWO Holdings, Inc. and its Subsidiaries at December 31, 2000 and 2001, and the results of their operations and their cash flows for the period January 1, 1999 through December 20, 1999, for the period December 20, 1999 through December 31, 1999 and for the years ended December 31, 2000 and 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                                          /s/  PRICEWATERHOUSECOOPERS LLP

Albany, New York
March 8, 2002

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                       As of December 31, 2000 and 2001
                       (In thousands except share data)

                                                                                        2000     2001
                                                                                      -------- --------
                                       ASSETS
                                       ------
Current assets:
   Cash and cash equivalents......................................................... $ 36,313 $  3,394
   Accounts receivable, net of allowances of $312 and $615 at December 31, 2000 and
     2001, respectively..............................................................    4,218   10,001
   Short-term investments at amortized cost--held to maturity........................       --   56,519
   Inventory.........................................................................    2,567    4,375
   Prepaid expenses..................................................................    1,072    2,734
   Other current assets..............................................................      199    3,056
   Prepaid management fee--related party.............................................    1,000    1,000
   Restricted cash and U.S. Treasury obligations at amortized cost--held to maturity.       --   33,858
                                                                                      -------- --------
       Total current assets..........................................................   45,369  114,937

Restricted cash......................................................................    8,000    8,000
Restricted cash and U.S. Treasury obligations at amortized cost--held to maturity....       --   19,861
Investment securities at amortized cost--held to maturity............................       --   17,161
Prepaid management fee--related party................................................    2,970    1,970
Property and equipment, net..........................................................   69,555  139,203
Construction in progress.............................................................   33,009   37,023
Deferred costs, net..................................................................   14,898   19,300
Intangible assets, net...............................................................   58,874   52,702
Other................................................................................       24    2,770
                                                                                      -------- --------
       Total assets.................................................................. $232,699 $412,927
                                                                                      ======== ========


   The accompanying notes are an integral part of the consolidated financial statements.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                       As of December 31, 2000 and 2001
                       (In thousands except share data)

                                                                                       2000      2001
-                                                                                    --------  ---------
                       LIABILITIES AND STOCKHOLDERS' EQUITY
                       ------------------------------------

Current liabilities:
   Accounts payable................................................................. $  6,388  $  16,149
   Accounts payable--related parties................................................      213        115
   Due to Sprint....................................................................    7,711      9,163
   Accrued expenses.................................................................   12,432     29,163
   Accrued expenses--related parties................................................      463        724
   Unearned revenue.................................................................    1,652      4,413
                                                                                     --------  ---------
       Total current liabilities....................................................   28,859     59,727
Term loan and revolving credit facility.............................................   80,000    145,000
Senior notes........................................................................       --    152,407
                                                                                     --------  ---------
       Total liabilities............................................................  108,859    357,134
                                                                                     --------  ---------
Redeemable common stock.............................................................      346         --
                                                                                     --------  ---------

Commitments and contingencies

Stockholders' equity:
   Preferred stock (nonvoting)--$.01 par value, 500,000 shares authorized, none
     issued and outstanding.........................................................       --         --
   Common stock, Class A (nonvoting)--$.01 par value, 15,000,000 shares
     authorized, issued and outstanding.............................................      150        150
   Common stock, Class B (voting)--$.01 par value, 18,750,000 shares authorized,
     13,274,171 and 13,533,111 shares issued at December 31, 2000 and 2001,
     respectively...................................................................      133        136
   Common stock, Class C (nonvoting)--$.01 par value, 18,750,000 shares
     authorized, 3,555,630 shares issued and outstanding............................       35         35
   Common stock, Class D (voting)--$.01 par value, 60,000 shares authorized, issued
     and outstanding................................................................        1          1
   Common stock, Class E (nonvoting)--$.01 par value, 5,545,000 shares authorized,
     5,543,654 shares issued and outstanding........................................       55         55
   Common stock (voting)--$.01 par value, 58,105,000 shares authorized, none issued
     and outstanding................................................................       --         --
   Additional paid-in capital.......................................................  175,271    184,305
   Deficit accumulated during development stage.....................................   (1,076)    (1,076)
   Retained deficit.................................................................  (50,080)  (127,021)
                                                                                     --------  ---------
                                                                                      124,489     56,585
Treasury stock at cost (43,856 and 104,012 Class B shares at December 31, 2000 and
  2001), respectively...............................................................     (252)      (598)
Promissory notes receivable.........................................................     (743)      (194)
                                                                                     --------  ---------
       Total stockholders' equity...................................................  123,494     55,793
                                                                                     --------  ---------
       Total liabilities and stockholders' equity................................... $232,699  $ 412,927
                                                                                     ========  =========

   The accompanying notes are an integral part of the consolidated financial statements.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

           For the period January 1, 1999 through December 20, 1999,
          for the period December 20, 1999 through December 31, 1999 and for the years ended December 31, 2000 and 2001
                       (In thousands except share data)

                                                       For the Period For the Period
                                                         January 1,    December 20,  For the Year For the Year
                                                        1999 through   1999 through     Ended        Ended
                                                        December 20,   December 31,  December 31, December 31,
                                                            1999           1999          2000         2001
                                                       -------------- -------------- ------------ ------------
Net revenues..........................................   $       --    $        --   $    58,836  $   110,145
                                                         ----------    -----------   -----------  -----------
Operating expenses:
   Costs of services and equipment (exclusive of
     depreciation and amortization shown below).......           --             --        48,818       88,924
   Selling and marketing..............................           36              5        19,497       31,749
   General and administrative:
       Noncash stock-based compensation...............        2,900             --         1,817          334
       Related parties................................           30             --         2,193        2,146
       Other general and administrative...............        2,548            839        16,021       22,855
   Depreciation and amortization......................           --             --        12,538       19,102
   Financial advisory fees ($8,750 of fees to related
     parties).........................................        9,250             --            --           --
                                                         ----------    -----------   -----------  -----------
          Total operating expenses....................       14,764            844       100,884      165,110
                                                         ----------    -----------   -----------  -----------
Operating loss........................................      (14,764)          (844)      (42,048)     (54,965)
   Interest income....................................           --            171         2,032        7,594
   Interest expense...................................          (78)            --        (2,918)     (22,963)
   Interest expense--related parties..................           --             --          (614)      (1,515)
   Amortization of debt issuance and offering
     costs............................................           --            (84)       (2,843)      (3,323)
   Other debt financing fees..........................           --           (319)       (3,689)      (1,769)
                                                         ----------    -----------   -----------  -----------
          Net loss....................................   $  (14,842)   $    (1,076)  $   (50,080) $   (76,941)
                                                         ==========    ===========   ===========  ===========
Loss per share
   Basic..............................................   $    (2.36)   $      (.04)  $     (1.63) $     (2.05)
   Diluted............................................   $    (2.36)   $      (.04)  $     (1.63) $     (2.05)
Weighted average shares outstanding
   Basic..............................................    6,300,000     30,150,000    30,770,000   37,554,000
   Diluted............................................    6,300,000     30,150,000    30,770,000   37,554,000


   The accompanying notes are an integral part of the consolidated financial statements.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

   For the period January 1, 1999 through December 20, 1999, for the period
                  December 20, 1999 through December 31, 1999
              and for the years ended December 31, 2000 and 2001
                                (In thousands)

                                                                     Capital Stock
                                                                 --------------------
                                                                           Independent
                                                                    IWO     Wireless     Common   Additional
                                                                 Holdings,     One       Stock     Paid-in
                                                                   Inc.    Corporation Subscribed  Capital
                                                                 --------- ----------- ---------- ----------
Balance at December 31, 1998....................................   $ --       $  --      $ 500     $     --
Independent Wireless One Corporation stock issued to Founders
 on March 5, 1999...............................................     --         500       (500)          --
Founders contribute capital to Independent Wireless One
 Corporation....................................................     --          --         --           --
Noncash stock-based compensation................................     --          --         --        2,900
Net loss........................................................     --          --         --           --
                                                                   ----       -----      -----     --------
Balance at December 20, 1999....................................     --         500         --        2,900
Founders exchange stock of Independent Wireless One
 Corporation for stock in IWO Holdings, Inc.....................     60        (500)        --        2,690
Proceeds from IWO Holdings, Inc. stock issuance excluding
 Redeemable common stock........................................    241          --         --      134,449
Costs incurred for IWO Holdings, Inc. stock issuance............     --          --         --       (1,766)
Reclassification of Independent Wireless One Corporation deficit
 Accumulated during the development stage against IWO
 Holdings, Inc. additional paid-in capital......................     --          --         --      (14,907)
Net loss........................................................     --          --         --           --
                                                                   ----       -----      -----     --------
Balance at December 31, 1999....................................    301          --         --      123,366
Stock option exercises..........................................      1          --         --          271
IWO Holdings, Inc. stock issuance...............................     72          --         --       49,928
Costs incurred for IWO Holdings, Inc. stock issuance............     --          --         --          (75)
Reclassification of common stock to redeemable common stock.....     --          --         --         (263)
Reclassification of redeemable common stock to common stock.....     --          --         --          227
Common stock repurchased........................................     --          --         --           --
Promissory notes................................................     --          --         --           --
Noncash stock-based compensation................................     --          --         --        1,817
Net loss........................................................     --                     --           --
                                                                   ----       -----      -----     --------
Balance at December 31, 2000....................................    374          --         --      175,271
Stock option exercises..........................................      3          --         --          396
Payment received on promissory notes receivable.................     --          --         --           --
Issuance of warrants in connection with units offering..........     --          --         --        7,958
Reclassification of redeemable common stock to common stock.....     --          --         --          346
Common stock repurchased........................................     --          --         --           --
Noncash stock-based compensation................................     --          --         --          334
Net loss........................................................     --          --         --           --
                                                                   ----       -----      -----     --------
Balance at December 31, 2001....................................   $377       $  --      $  --     $184,305
                                                                   ====       =====      =====     ========

                                                                                              Deficit
                                                                                            Accumulated
                                                                                              During
                                                                 Contributed                Development Retained   Treasury
                                                                   Capital                     Stage    Deficit     Stock
                                                                 -----------                ----------- ---------  --------
Balance at December 31, 1998....................................   $    --                   $    (65)  $      --   $  --
Independent Wireless One Corporation stock issued to Founders
 on March 5, 1999...............................................        --                         --          --      --
Founders contribute capital to Independent Wireless One
 Corporation....................................................     2,250                         --          --      --
Noncash stock-based compensation................................        --                         --          --      --
Net loss........................................................        --                    (14,842)         --      --
                                                                   -------                   --------   ---------   -----
Balance at December 20, 1999....................................     2,250                    (14,907)         --      --
Founders exchange stock of Independent Wireless One
 Corporation for stock in IWO Holdings, Inc.....................    (2,250)                        --          --      --
Proceeds from IWO Holdings, Inc. stock issuance excluding
 Redeemable common stock........................................        --                         --          --      --
Costs incurred for IWO Holdings, Inc. stock issuance............        --                         --          --      --
Reclassification of Independent Wireless One Corporation deficit
 Accumulated during the development stage against IWO
 Holdings, Inc. additional paid-in capital......................        --                     14,907          --      --
Net loss........................................................        --                     (1,076)         --      --
                                                                   -------                   --------   ---------   -----
Balance at December 31, 1999....................................        --                     (1,076)         --      --
Stock option exercises..........................................        --                         --          --      --
IWO Holdings, Inc. stock issuance...............................        --                         --          --      --
Costs incurred for IWO Holdings, Inc. stock issuance............        --                         --          --      --
Reclassification of common stock to redeemable common stock.....        --                         --          --      --
Reclassification of redeemable common stock to common stock.....        --                         --          --      --
Common stock repurchased........................................        --                         --          --    (252)
Promissory notes................................................        --                         --          --      --
Noncash stock-based compensation................................        --                         --          --      --
Net loss........................................................        --                         --     (50,080)     --
                                                                   -------                   --------   ---------   -----
Balance at December 31, 2000....................................        --                     (1,076)    (50,080)   (252)
Stock option exercises..........................................        --                         --          --      --
Payment received on promissory notes receivable.................        --                         --          --      --
Issuance of warrants in connection with units offering..........        --                         --          --      --
Reclassification of redeemable common stock to common stock.....        --                         --          --      --
Common stock repurchased........................................        --                         --          --    (346)
Noncash stock-based compensation................................        --                         --          --      --
Net loss........................................................        --                         --     (76,941)     --
                                                                   -------                   --------   ---------   -----
Balance at December 31, 2001....................................   $    --                   $ (1,076)  $(127,021)  $(598)
                                                                   =======                   ========   =========   =====



                                                                 Promissory Stockholders'
                                                                   Notes       Equity
                                                                 Receivable   (Deficit)
                                                                 ---------- -------------
Balance at December 31, 1998....................................   $  --      $    435
Independent Wireless One Corporation stock issued to Founders
 on March 5, 1999...............................................      --            --
Founders contribute capital to Independent Wireless One
 Corporation....................................................      --         2,250
Noncash stock-based compensation................................      --         2,900
Net loss........................................................      --       (14,842)
                                                                   -----      --------
Balance at December 20, 1999....................................      --        (9,257)
Founders exchange stock of Independent Wireless One
 Corporation for stock in IWO Holdings, Inc.....................      --            --
Proceeds from IWO Holdings, Inc. stock issuance excluding
 Redeemable common stock........................................      --       134,690
Costs incurred for IWO Holdings, Inc. stock issuance............      --        (1,766)
Reclassification of Independent Wireless One Corporation deficit
 Accumulated during the development stage against IWO
 Holdings, Inc. additional paid-in capital......................      --            --
Net loss........................................................      --        (1,076)
                                                                   -----      --------
Balance at December 31, 1999....................................      --       122,591
Stock option exercises..........................................      --           272
IWO Holdings, Inc. stock issuance...............................    (456)       49,544
Costs incurred for IWO Holdings, Inc. stock issuance............      --           (75)
Reclassification of common stock to redeemable common stock.....      --          (263)
Reclassification of redeemable common stock to common stock.....      --           227
Common stock repurchased........................................      --          (252)
Promissory notes................................................    (287)         (287)
Noncash stock-based compensation................................      --         1,817
Net loss........................................................      --       (50,080)
                                                                   -----      --------
Balance at December 31, 2000....................................    (743)      123,494
Stock option exercises..........................................      --           399
Payment received on promissory notes receivable.................     549           549
Issuance of warrants in connection with units offering..........      --         7,958
Reclassification of redeemable common stock to common stock.....      --           346
Common stock repurchased........................................      --          (346)
Noncash stock-based compensation................................      --           334
Net loss........................................................      --       (76,941)
                                                                   -----      --------
Balance at December 31, 2001....................................   $(194)     $ 55,793
                                                                   =====      ========

   The accompanying notes are an integral part of the consolidated financial statements.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

   For the period January 1, 1999 through December 20, 1999, for the period December 20, 1999 through December 31, 1999 and for the years ended December
                               31, 2000 and 2001
                                (In thousands)

                                                            For the      For the
                                                             Period       Period
                                                           January 1,  December 20, For the Year For the Year
                                                          1999 through 1999 through    Ended        Ended
                                                          December 20, December 31, December 31, December 31,
                                                              1999         1999         2000         2001
                                                          ------------ ------------ ------------ ------------
Cash flows from operating activities:
   Net loss..............................................   $(14,842)    $ (1,076)    $(50,080)    $(76,941)
   Adjustments to reconcile net loss to net cash used
     in operating activities:
       Allowances for doubtful accounts and sales
         returns.........................................         --           --          312          303
       Depreciation and amortization of property and
         equipment.......................................         --           --        6,813       12,930
       Loss on disposal of property and equipment........         --           --           --          105
       Amortization of intangible assets.................         --           --        5,725        6,172
       Amortization of debt issuance and offering
         costs...........................................         --           84        2,843        3,323
       Amortization of discount on senior notes..........         --           --           --          365
       Amortization of net premium of investment
         securities......................................         --           --           --          965
       Noncash stock-based compensation..................      2,900           --        1,817          334
   Changes in operating assets and liabilities net of
     acquired assets:
       Accounts receivable...............................         --           --       (2,279)      (6,086)
       Inventory.........................................        (20)        (295)      (2,252)      (1,808)
       Prepaid expenses..................................       (279)          16         (809)      (1,662)
       Other.............................................         (5)         (61)        (418)      (5,612)
       Prepaid management fee--related party.............         --       (4,970)       1,000        1,000
       Accounts payable..................................        829           67          717          894
       Accounts payable--related parties.................       (198)       4,008       (3,597)         (98)
       Due to Sprint.....................................         --           --        7,711        1,452
       Accrued expenses..................................      1,274         (790)      10,428       16,702
       Accrued expenses--related parties.................         --           --          463          261
       Accrued financial advisory fees...................      9,250       (9,250)          --           --
       Unearned revenue..................................         --           --        1,652        2,761
                                                            --------     --------     --------     --------
          Net cash used in operating activities..........     (1,091)     (12,267)     (19,954)     (44,640)
                                                            --------     --------     --------     --------

   The accompanying notes are an integral part of the consolidated financial statements.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   For the period January 1, 1999 through December 20, 1999, for the period December 20, 1999 through December 31, 1999 and for the years ended December
                               31, 2000 and 2001
                                (In thousands)

                                                              For the      For the
                                                               Period       Period
                                                             January 1,  December 20, For the Year For the Year
                                                            1999 through 1999 through    Ended        Ended
                                                            December 20, December 31, December 31, December 31,
                                                                1999         1999         2000         2001
                                                            ------------ ------------ ------------ ------------
Cash flows from investing activities:
   Deferred acquisition costs..............................    (1,635)       (2,375)        (740)          --
   Purchase of Sprint assets...............................        --            --     (116,405)          --
   Purchase of investment securities--held to maturity.....        --            --           --     (105,328)
   Proceeds from maturities of investment securities.......        --            --           --       30,684
   Restricted cash.........................................        --            --       (8,000)          --
   Restricted cash and U.S. Treasury obligations at
     amortized cost--held to maturity......................        --            --           --      (53,719)
   Purchase of property and equipment......................      (251)         (288)     (19,926)     (11,016)
   Construction in progress................................       (84)         (159)     (27,749)     (66,777)
                                                              -------      --------    ---------    ---------
          Net cash used in investing activities............    (1,970)       (2,822)    (172,820)    (206,156)
                                                              -------      --------    ---------    ---------
Cash flows from financing activities:
   Gross proceeds received from equity investors...........     2,250       135,000       49,544           --
   Gross proceeds received from equity investors for
     payment of promissory notes...........................        --            --           --          549
   Stock option exercises..................................        --            --          272          399
   Proceeds received from issuance of debt.................     1,400            --       85,000       65,000
   Proceeds received from issuance of senior notes
     and warrants..........................................        --            --           --      160,000
   Payment of debt.........................................        --        (2,000)      (5,000)          --
   Payment for Company common stock........................        --            --         (252)        (346)
   Payment of offering costs...............................        --            --       (2,234)      (7,725)
   Payment of equity issuance costs........................      (656)         (772)         (75)          --
   Payment of debt issuance costs..........................      (239)      (12,400)      (2,920)          --
                                                              -------      --------    ---------    ---------
          Net cash provided by financing activities........     2,755       119,828      124,335      217,877
                                                              -------      --------    ---------    ---------
Net (decrease) increase in cash and cash equivalents.......      (306)      104,739      (68,439)     (32,919)
Cash and cash equivalents, beginning of period.............       319            13      104,752       36,313
                                                              -------      --------    ---------    ---------
Cash and cash equivalents, end of period...................   $    13      $104,752    $  36,313    $   3,394
                                                              =======      ========    =========    =========

   The accompanying notes are an integral part of the consolidated financial statements.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   For the period January 1, 1999 through December 20, 1999, for the period December 20, 1999 through December 31, 1999 and for the years ended December
                               31, 2000 and 2001
                                (In thousands)

                                                    For the      For the
                                                     Period       Period
                                                   January 1,  December 20, For the Year For the Year
                                                  1999 through 1999 through    Ended        Ended
                                                  December 20, December 31, December 31, December 31,
                                                      1999         1999         2000         2001
                                                  ------------ ------------ ------------ ------------
Non-cash:
   Deferred costs included in accounts payable
     --related parties...........................     $--          $977        $   --      $    --
   Property and equipment included in accounts
     payable.....................................      --            --           950        7,477
   Property and equipment in accrued expenses....      --            --            --        1,550
   Construction in progress included in accounts
     payable.....................................      --            --         3,835        6,184
   Construction in progress included in accrued
     expenses....................................      --            --         1,521           --
   Issuance of common stock for promissory notes.      --            --           456           --
Interest paid....................................      78            --         3,403       18,068


   The accompanying notes are an integral part of the consolidated financial statements.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Description of Business

   Independent Wireless One, LLC, (the "LLC") a limited liability company, was formed on August 22, 1997 by a consortium of independent local telephone companies (the "Founders") to become a provider of wireless telecommunications and data services (see Note 3). On September 9, 1998 the LLC changed its status to a C-corporation and changed its name to Independent Wireless One Corporation.

   On October 29, 1999, IWO Holdings, Inc. was formed to hold an investment in Independent Wireless One Corporation ("Corp"). On December 20, 1999, the Founders of Independent Wireless One Corporation exchanged their equity ownership, representing in the aggregate 100% of the outstanding capital stock of Corp for an aggregate of 6,300,000 shares of Class B common stock of IWO Holdings, Inc. (see Note 11). Further, certain investors and management invested approximately $135,000,000 into IWO Holdings, Inc., for approximately 79% of the equity of the Company. IWO Holdings, Inc. exchanged common stock, warrants and options to purchase the non-monetary assets of Corp. Such assets did not meet the definition of a business under EITF Topic D-81 and accordingly were recorded at the transferor's historical cost basis in accordance with Staff Accounting Bulletin No. 48. As a result of the transaction, Independent Wireless One Corporation became a wholly-owned subsidiary of IWO Holdings, Inc. (collectively referred to as "IWO" or the "Company").

   A significant portion of IWO's business operations through December 31, 1999 relates to pre-operating, organizational and acquisition efforts and related activities to obtain debt and equity financing. Such costs primarily include consulting and legal fees associated with developing the organization and raising the necessary capital to finance an acquisition and related future operations.

   The Company was a development stage enterprise until it commenced operations effective January 2000.

   In February 2000, the Company formed Independent Wireless One Leased Realty Corporation to hold all leasehold interests in the retail stores, administrative offices and cell site leases.

2.  Summary of Significant Accounting Policies

   The following is a summary of significant accounting policies:

  Basis of Consolidation

   The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and include the accounts of IWO Holdings, Inc., and its wholly-owned subsidiaries.

  Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Segment Information

   The Company believes it operates in only one segment, digital wireless personal communication services.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

  Comprehensive Income

   No statement of comprehensive income has been included in the accompanying financial statements since the Company does not have any other comprehensive income to report.

  Cash and Cash Equivalents

   Cash and cash equivalents include cash, money market funds, and commercial paper with original maturities of three months or less at the date of acquisition. The carrying amount of cash and cash equivalents approximates fair value.

  Investments

   The Company's investments consist of debt securities (see Note 4). In accordance with SFAS No. 115, debt securities have been classified in the accompanying consolidated balance sheets as held-to-maturity securities and are reported at amortized cost because the Company has the positive intent and the ability to hold these debt securities to maturity. Market value is determined by quoted market prices.

  Inventory

   Inventory consists of handsets and related accessories. Inventories are carried at the lower of cost (determined using weighted average method) or market. Market is determined using replacement cost in accordance with industry standards.

  Property and Equipment

   Property and equipment are reported at cost less accumulated depreciation. When assets are sold, retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the respective accounts, and any resulting gain or loss is recognized.

   Property and equipment are being depreciated using the straight-line method based on the following estimated useful lives of assets:

                  Network equipment.................  10 years
                  Building and building improvements  25 years
                  Furniture and office equipment.... 5-7 years
                  Computer software.................   5 years
                  Vehicles..........................   5 years

   Leasehold improvements are being amortized over the shorter of the estimated useful lives or lease term.

  Construction in Progress

   Construction in progress includes equipment, engineering and site development costs in connection with the build out of the Company's network. The Company capitalizes interest and direct labor on its construction in progress activities. Total interest and direct labor costs capitalized for the years ended December 31, 2000 and 2001 approximate $1,379,000 and $484,000, and $5,004,000 and $1,878,000, respectively. The unamortized capitalized interest and labor costs for the years ended December 31, 2000 and 2001 were approximately $1,863,000 and $8,671,000, respectively. When the network assets are placed in service, the Company transfers the assets from construction in progress to network assets and depreciates those assets over their estimated useful life.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

  Deferred Costs

   Organizational costs were expensed in 1999. Debt issuance costs represents direct costs incurred in connection with the Senior Credit Facility and Bridge Loan. Costs related to the Bridge Loan were being amortized over the estimated eighteen month term using the effective interest method. Costs related to the Senior Credit Facility are being amortized over the estimated eight year term using the effective interest method (see Note 10). Deferred offering costs represents direct costs incurred in connection with the sale of units consisting of Senior Notes and Warrants. The deferred offering costs are being amortized over the 10 year term of the Senior Notes using the effective interest method (see Note 20).

  Intangible Assets

   The excess of purchase price over the fair value of net assets acquired from Sprint PCS is being amortized over twenty years (the term of the Management Agreement--see Note 3) using the straight-line method (see "Recent Accounting Pronouncements").

   The purchased subscriber list and employee work-force are being amortized over a four year period (estimated average customer life) and a three year period (estimated employee turnover rate) respectively using the straight-line method (see "Recent Accounting Pronouncements").

  Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of

   The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company has identified no such impairment losses in the periods presented (see "Recent Accounting Pronouncements").

  Revenue Recognition

   The Company recognizes revenue as services are performed. Under the Affiliation Agreements (see Note 3), Sprint PCS performs IWO's billings and collections and other services and retains 8% of collected service revenues from Sprint PCS subscribers based in IWO's territory and from non-Sprint PCS subscribers who roam onto IWO's network. The amount retained by Sprint PCS is recorded as an operating expense as incurred. Revenues generated from the sale of handsets and accessories and revenues from Sprint PCS subscribers not based in IWO's territory who travel onto IWO's network are not subject to the 8% fee.

   Sprint PCS pays IWO a Sprint PCS "travel" fee for each minute that a Sprint PCS subscriber based outside of the IWO territory roams onto IWO's network. Conversely, IWO pays Sprint PCS travel fees when a Sprint PCS subscriber based in IWO's territory roams onto the Sprint PCS network outside of IWO's territory (see Note 3).

   The Company began charging activation fees in October 2001. The accounting policy for the recognition of activation fee revenue is to record the revenue over the periods such revenue is earned in accordance with the current interpretations of SEC Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

Statements." Accordingly, activation fee revenue has been deferred and will be recorded over the average life for those customers (24 months) that are assessed an activation fee. As of December 31, 2001, the Company has deferred $1,232,000 of activation fee revenue to future periods.

   Product revenues from the sale of handsets and accessories, which represents a separate earnings process, are recorded at the time of customer purchase net of allowance for sales returns. These revenues and related costs of sales are included in net revenues and costs of services and equipment, respectively. The allowance is estimated based on Sprint PCS' fourteen day handset return policy. When handsets are returned to Sprint PCS for refurbishing, the Company receives a credit from Sprint PCS, which is less than the Company originally paid for the handset.

   Unearned revenue represents amounts billed in advance of service being provided.

  Advertising Costs

   The Company expenses all advertising costs as they are incurred. Amounts incurred for the years ended December 31, 2000 and 2001 were approximately $3,850,000 and $6,163,000. No advertising costs were incurred in 1999.

  Income Taxes

   IWO accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable for future years to differences between financial statement and tax basis of existing assets and liabilities. The effect of tax rate changes on deferred taxes is recognized in the income tax provision in the period that includes the enactment date. Effective December 20, 1999, Independent Wireless One Corporation became a wholly-owned subsidiary of IWO Holdings, Inc. Accordingly, Independent Wireless One Corporation is included in IWO Holdings, Inc.'s consolidated tax filing.

  Net Loss Per Share

   The Company computes net loss per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Under the provisions of SFAS 128, basic and diluted net loss per common share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. In accordance with SFAS 128, no conversion of stock options or warrants has been assumed in the calculation of diluted loss per share since the effect would be antidilutive. Accordingly, the number of weighted average shares outstanding as well as the amount of net loss per share are the same for basic and diluted per share calculations for the periods reflected in the accompanying financial statements. The Company has assumed that the IWO Holdings, Inc. shares issued to the Founders on December 20, 1999 were outstanding for the period January 1, 1999 through December 20, 1999.

  Risks and Uncertainties

   The Company's profitability is dependent upon successful implementation of the Company's business strategy and development of a sufficient subscriber base. The Company will continue to incur significant expenditures in connection with expanding and improving its operations. Such expansion may require substantial additional financing before construction is completed (see Notes 10 and 20). The Company is highly dependent upon Sprint PCS for certain operating activities (see Note 3). The Company through Sprint PCS is subject to various Federal Communications Commission (FCC) regulations, including network build-out requirements, technical standards and other regulations.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

  Concentration of Risk

   The Company maintains cash and cash equivalents in accounts with financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company monitors the financial stability of these institutions regularly and management does not believe there is a significant credit risk associated with deposits in excess of federally insured amounts. At December 31, 2000 and 2001, cash and cash equivalent balances maintained with financial institutions in excess of FDIC limits approximated $8,283,000 and 8,778,000, respectively.

  Reclassifications

   Certain reclassifications have been made to the 1999 and 2000 amounts to conform with the 2001 presentations.

  Recent Accounting Pronouncements

   In June 2001, Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," was issued by the Financial Accounting Standards Board
(FASB). SFAS No. 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001. The Company's adoption of this statement on January 1, 2002 did not have a material impact on its financial statements.

   In June 2001, SFAS No. 142, "Goodwill and Other Intangible Assets," was issued by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company will also be required to reassess the useful lives of all intangible assets. The Company adopted SFAS No. 142 on its effective date of January 1, 2002. The Company expects annual amortization expense relating to goodwill to decrease by approximately $2.5 million due to the effect of this statement.

   In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company believes the adoption of this statement will not have a material impact on its financial statements.

   In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and the accounting and reporting provisions of APB No. 30. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The Company's adoption of this statement on January 1, 2002 did not have a material impact on its financial statements.

3.  Sprint PCS Agreements

   In 1999, IWO entered into a Management Agreement, a Services Agreement, two Trademark and Service Mark License Agreements, collectively called the "Affiliation Agreements", and an Asset Purchase Agreement, with Sprint PCS to own and operate a wireless business covering a major portion of the Northeastern United States. This territory covers a population of approximately
6.2 million people and extends from suburban New

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

York City (Orange and Sullivan Countries) north to the Canadian border. The territory reaches from the eastern suburbs of Rochester to Syracuse, Ithaca, Binghamton and Elmira in central New York State, east to include all of Vermont and New Hampshire (except Nashua, New Hampshire, but including the extreme northwestern suburbs of Boston).

   Under the Asset Purchase Agreement and the Management Agreement, IWO purchased from Sprint PCS for approximately $116,405,000 certain assets, primarily network assets, and obtained the right to manage approximately forty-five thousand subscribers in the aforementioned territory. IWO received the exclusive right to sell all Sprint PCS wireless products and services in the aforementioned territory, and also received the benefit of Sprint PCS national advertising, sales and marketing programs and the ability to purchase network and subscriber equipment at Sprint PCS discount rates. Sprint PCS retains 8% of collected revenues as defined.

   The Asset Purchase Agreement contained a four phase closing process. Effective January 5, 2000 Phase I and II closed. In connection with the Phase I and II closings, IWO paid Sprint PCS in the aggregate approximately $32,098,000 and received from Sprint PCS certain furniture, fixtures and equipment and the leasehold interest at IWO's corporate offices. In addition, IWO obtained the outstanding accounts receivable balance as of December 31, 1999 and the right to manage approximately forty-five thousand subscribers based within IWO's territory. On February 1, 2000, the Phase III closing occurred, and Sprint PCS transferred to IWO the retail related assets including furniture, fixtures and equipment and the leasehold interest at three Sprint PCS retail stores. The Phase IV closing occurred on March 31, 2000, at which time Sprint PCS transferred to IWO, its ownership in certain of its network assets, including one switch and its interest in 170 cell sites and other network related leases. IWO paid Sprint PCS approximately $84,307,000 at the Phase IV closing.

   The acquisition of the Sprint PCS assets has been accounted for under the purchase method of accounting. Accordingly, the operations related to the Sprint PCS assets acquired have been included in IWO's operations at the consummation date of each respective Phase closing, discussed above. The total purchase price aggregating $116,405,000 plus direct acquisition costs approximating $5,057,000 have been allocated to the estimated fair value of the assets acquired, including the subscribers to be managed under the Affiliation Agreements. In March 2000, IWO borrowed $50,000,000 from the Senior Credit Facility in order to fund a portion of the acquisition (see Note 10).

   The purchase price has been allocated to the fair value of the assets acquired. The allocation of purchase price is as follows (in thousands):

          Property and equipment and construction in progress
            (primarily network assets)....................... $ 54,612
          Accounts receivable................................    2,251
          Subscriber lists...................................   14,000
          Employee work-force................................      500
          Excess purchase price over net assets acquired.....   50,099
                                                              --------
                                                              $121,462
                                                              ========

   In connection with the Management Agreement, the Company has agreed on a minimum network build-out plan which includes specific coverage and deployment schedules for the network planned within IWO's service area (see Note 14). The Company must comply with Sprint PCS program requirements for technical standards, national and regional distribution and national accounts. The Company may not offer Sprint PCS products and services outside the Company's markets.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   The Management Agreement also provides that from January 2000 until December 2002, the Company will not be required to pay more fees for outbound travel than the Company receives for inbound travel (see Note 2). Outbound travel exceeded inbound travel on the non-affiliate Sprint PCS network by approximately $10.6 million for the year ended December 31, 2000. For the year ended December 31, 2001, the Company's inbound travel exceeded outbound travel by approximately $2.3 million.

   The Management Agreement is in effect for a period of 20 years with three 10-year renewal options unless terminated by either party under provisions outlined in the Management Agreement.

   If the Management Agreement is terminated by Sprint PCS as a result of an uncured breach by IWO, an IWO bankruptcy or other events as defined, Sprint PCS will have the right to purchase all of IWO's operating assets at an amount equal to seventy-two percent of its entire business value. If the Management Agreement is terminated by IWO as a result of an uncured breach by Sprint PCS, a Sprint PCS bankruptcy or other events as defined, IWO will have the right to require Sprint PCS to purchase all of IWO's operating assets at an amount equal to eighty percent of its entire business value.

   Under the Services Agreement, Sprint PCS will provide to the Company various support services such as activation, billing and customer care. These services are available to the Company at established rates. Sprint PCS can change any or all of the service rates one time in each twelve month period. The Company may discontinue the use of any service upon three months written notice. Sprint PCS may discontinue a service provided that it gives nine months written notice. The Company does not presently have the infrastructure to provide these support services on a stand-alone basis and in the event of termination would likely need to find an alternative third party provider. The Services Agreement automatically terminates upon termination of the Management Agreement.

   Under the Trademark and Service Mark License Agreements, Sprint PCS will provide the Company with non-transferable, royalty free licenses to use the Sprint PCS brand names and several other trademarks and service marks. The Company's use of the licensed marks is subject to adherence to quality standards determined by Sprint PCS. Sprint PCS can terminate the Trademark and Service Mark License Agreements if the Company files for bankruptcy, materially breaches the agreement or if the Management Agreement is terminated.
   On December 20, 1999, the Company entered into an Interim Services Agreement with Sprint PCS which terminated upon IWO's acquisition of the Sprint PCS markets. Pursuant to this agreement, Sprint PCS provided the Company with network, advertising and other services through March 31, 2000 for a monthly fee of $1,417,597, certain switching services through December 31, 2000 for a monthly fee of $41,167 and Retail Operations Services for the month of January, 2000 at a fee of $475,584. Network services primarily include cell site lease and operating expenses, back haul costs, interconnection expense and network and engineering payroll and benefits. Retail Store expenses include primarily retail store lease and occupancy expenses, payroll and benefits to retail store employees and sales commissions.

   Under the agreements described above, the Company for the years ended December 31, 2000 and 2001 incurred operating expenses aggregating approximately $52,707,000 and $83,969,000, respectively. At December 31, 2000 and 2001, $7,711,000 and $9,163,000, respectively, was due to Sprint PCS.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

4.  Investment Securities

   The amortized cost and approximate fair value of restricted investment securities held to maturity at December 31, 2001 by contractual maturity (which are restricted for future interest payments on the Senior Notes) are summarized as follows (in thousands):

                                             Gross      Gross
                                 Amortized Unrealized Unrealized Market
                                   Cost      Gains      Losses   Value
                                 --------- ---------- ---------- -------
       U.S. Treasury obligations  $40,332    $1,063      $--     $41,395

                                              Amortized Market
                                                Cost    Value
                                              --------- -------
                 Due in one year or less.....  $20,523  $20,941
                 Due in one year through five   19,809   20,454
                                               -------  -------
                                               $40,332  $41,395
                                               =======  =======

   The above table excludes $13,387,000 of cash and accrued interest receivable restricted for future interest payments on the Senior Notes.

   The amortized cost and approximate fair value of investment securities held to maturity at December 31, 2001 by contractual maturity (excluding restricted securities) are summarized as follows (in thousands):

                                               Gross      Gross
                                   Amortized Unrealized Unrealized Market
                                     Cost      Gains      Losses   Value
                                   --------- ---------- ---------- -------
     U.S. Governments and Agencies  $22,005    $  272      $--     $22,277
     Corporate debt securities....   51,675       944       --      52,619
                                    -------    ------      ---     -------
                                    $73,680    $1,216      $--     $74,896
                                    =======    ======      ===     =======

                                              Amortized Market
                                                Cost    Value
                                              --------- -------
                 Due in one year or less.....  $56,519  $57,276
                 Due in one year through five   17,161   17,620
                                               -------  -------
                                               $73,680  $74,896
                                               =======  =======

   There were no sales of investment securities held to maturity during the year ended December 31, 2001.

5.  Inventory

   Inventory at December 31, 2000 and 2001 consists of the following (in thousands):

                                                   December 31, December 31,
                                                       2000         2001
                                                   ------------ ------------
    Handsets......................................    $2,436       $3,938
    Accessories...................................       131          437
                                                      ------       ------
                                                      $2,567       $4,375
                                                      ======       ======

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

6.  Property and Equipment

   Property and equipment at December 31, 2000 and 2001 consists of the following (in thousands):

                                                   December 31, December 31,
                                                       2000         2001
                                                   ------------ ------------
    Land..........................................   $   169      $    169
    Building and building improvements............     5,943         5,943
    Network equipment.............................    62,779       138,923
    Furniture and office equipment................     3,871         5,204
    Computer software.............................     1,261         1,752
    Vehicles......................................       926         1,209
    Leasehold improvements........................     1,419         5,737
                                                     -------      --------
                                                      76,368       158,937
    Accumulated depreciation and amortization.....    (6,813)      (19,734)
                                                     -------      --------
                                                     $69,555      $139,203
                                                     =======      ========

   Depreciation and amortization expense for the years ended December 31, 2000 and 2001 was $6,813,000 and $12,930,000, respectively.

7.  Deferred Costs

   Deferred costs at December 31, 2000 and 2001 consist of the following (in thousands):

                                                   December 31, December 31,
                                                       2000         2001
                                                   ------------ ------------
    Debt issuance costs...........................   $15,591      $15,591
    Deferred offering costs.......................     2,234        9,959
                                                     -------      -------
                                                      17,825       25,550
    Accumulated amortization of debt issuance and
      offering costs..............................    (2,927)      (6,250)
                                                     -------      -------
                                                     $14,898      $19,300
                                                     =======      =======

   Amortization expense of debt issuance and offering costs for the period December 20, 1999 through December 31, 1999 and for the years ended December 31, 2000 and 2001 was $84,000, $2,843,000 and $3,323,000, respectively.

8.  Intangible Assets

   Intangible assets at December 31, 2000 and 2001 consist of the following (in thousands):

                                                   December 31, December 31,
                                                       2000         2001
                                                   ------------ ------------
    Excess purchase price over the fair value of
      net assets acquired.........................   $50,099      $ 50,099
    Subscriber list...............................    14,000        14,000
    Employee work-force...........................       500           500
                                                     -------      --------
                                                      64,599        64,599
    Accumulated amortization......................    (5,725)      (11,897)
                                                     -------      --------
                                                     $58,874      $ 52,702
                                                     =======      ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   Amortization expense of intangible assets for the years ended December 31, 2000 and 2001 was $5,725,000 and $6,172,000, respectively.

9.  Accrued Expenses

   Accrued expenses at December 31, 2000 and 2001 consist of the following (in thousands):

                                                   December 31, December 31,
                                                       2000         2001
                                                   ------------ ------------
    Accrued interest and financing costs..........   $ 2,271      $11,468
    Accrued payroll and benefits..................     2,294        2,580
    Accrued network costs.........................     5,071        7,603
    Other accrued expenses........................     2,796        7,512
                                                     -------      -------
                                                     $12,432      $29,163
                                                     =======      =======

10.  Debt

  Bank Lines of Credit

   During 1999, the Company had two bank lines of credit aggregating $2,000,000 that bore interest at prime plus .5%. The bank lines of credit were repaid prior to December 31, 1999.

  Senior Credit Facility

   In December 1999, the Company entered into a credit facility (the Senior Credit Facility) which was amended on June 30, and December 8, 2000, respectively, with a group of commercial lenders, under which the Company may borrow up to $240,000,000, in the aggregate consisting of (i) up to $70,000,000 in revolving loans (the Senior Revolving Credit Facility) with a maturity date eight years from the effective date of the loan, (ii) a $120,000,000 term loan (the Tranche A Term Loan) with a maturity date of March 2008, and (iii) a $50,000,000 term loan (the Tranche B Term Loan) with a maturity date of September 2008. The Senior Credit Facility, as amended, provides that, subject to certain conditions, the Company may request an additional tranche of loans in the amount of $25,000,000 in the aggregate on or prior to March 31, 2002 from the lenders. No lender is obligated to subscribe to the new commitment and, in the event that the total commitment from the lenders is less than $25,000,000, the Company has the right to arrange the financing of the deficit amount with other financial institutions (subject to the approval of the administrative agent).

   Beginning in March 2004, principal repayments will be made in 17 quarterly installments for the Tranche A Term Loan and 19 quarterly installments for the Tranche B Term Loan. Quarterly principal repayments for the Tranche A Term Loan will range from $2,000,000 on March 31, 2004 to $12,000,000 on March 31, 2008.
Quarterly principal payments for the Tranche B Term Loan will range from $250,000 on March 31, 2004 to $31,000,000 on September 30, 2008. Interest
payments on the Senior Credit Facility are due quarterly.

   The Senior Credit Facility contains a prepayment provision whereby certain amounts borrowed must be repaid upon the occurrence of certain specified events and conditions, including issuance of capital stock, proceeds from certain additional indebtedness, certain asset sales and excess cash flows as defined in the agreement.

   The commitment under the Tranche A Term Loan was available at the effective date (the date on or prior to May 1, 2000 on which certain conditions, as defined in the Senior Credit Facility, are met) subject to completion

                      IWO HOLDINGS, INC. AND SUBSIDIARIES
of the additional $100,000,000 financing event (see bridge loan below) by March 31, 2001 as defined in the Senior Credit Facility except that $30,000,000 became available as of June 30, 2000 and another $30,000,000 became available upon the closing of the additional $50,000,000 equity financing (See Note 11). The remaining availability under the Tranche A Term Loan was reduced by $30,000,000 on each 6 month anniversary date of the effective date. The commitment to make loans under the Senior Revolving Credit Facility was available on the effective date and through the eighth anniversary of that date subject to the completion of the additional financing event except with respect to drawing the first $20,000,000 (see Note 20).

   The interest rate applicable to the Senior Credit Facility is based on, at the Company's option, (i) LIBOR (Eurodollar Loans) plus the Applicable Margin, as defined, or (ii) the higher of the administrative agent's prime rate or the Federal Funds Effective Rate (ABR Loans), plus the Applicable Margin, as defined. The Applicable Margin for Eurodollar Loans will range from 1.5% to 3.75% based on certain events as specified in the Senior Credit Facility. The Applicable Margin for ABR Loans will range from .50% to 2.75% based on certain events as specified in the Senior Credit Facility.

   The loans from the Senior Credit Facility are subject to a quarterly commitment fee, which ranges from .75% to 1.25% of the available portion of the Tranche A Term Loan, the Tranche B Term Loan, and the Senior Revolving Credit Facility. The Company paid $1,300,000 in connection with amendments to the Senior Credit Facility for the year ended December 31, 2000.

   The Company must comply with certain financial and operating covenants. The most restrictive financial covenants include various debt to equity, debt to EBITDA, interest coverage and fixed charge coverage ratios, as defined in the Senior Credit Facility. Pursuant to the consent and agreement between Sprint PCS and the lenders under the Senior Credit Facility, at the administrative agent's request, Sprint PCS will redirect any payments due to the Company under the Management Agreement to the administrative agent during the continuation of any default by the Company under the Senior Credit Facility.

   In connection with the Senior Credit Facility, the Company was required to deposit $8,000,000 as a compensating balance with the commercial lenders of the Senior Credit Facility. The compensating balance (restricted cash) will be maintained by IWO until the Senior Credit Facility borrowings are repaid in full.

   The Senior Credit Facility is collateralized by tangible and intangible assets, assignment of the Sprint Affiliation Agreements and all of the issued and outstanding shares of capital stock of Corp and repayment is guaranteed by IWO.

   IWO paid a 2.5% underwriting fee ($6,000,000) to enter into the Senior Credit Facility arrangement, which is included in debt issuance costs (see Notes 2 and 7). Certain of the commercial lenders who have committed $57,000,000 under the Senior Credit Facility are stockholders of the Company. A portion of the fees and interest incurred with the certain commercial lenders included in the accrued expenses--related parties at December 31, 2000 and 2001 approximated $213,000 and $224,000, respectively.

   At December 31, 2000 and 2001, $80,000,000 and $145,000,000, respectively, were outstanding under the Senior Credit Facility as follows:

                                                   December 31, December 31,
                                                       2000         2001
                                                   ------------ ------------
    Tranche A Term Loan........................... $30,000,000  $ 90,000,000
    Tranche B Term Loan...........................  50,000,000    50,000,000
    Senior Revolving Credit Facility..............          --     5,000,000
                                                   -----------  ------------
                                                   $80,000,000  $145,000,000
                                                   ===========  ============

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   As of December 31, 2001, the Company had $93.9 million available under the $240.0 million Senior Credit Facility, which is net of $1.1 million of irrevocable stand-by letters of credit issued to the Company's insurance bonding agent as collateral for the insurance bonding agent issuing insurance performance bonds as security for future cell site locations.

  Bridge Loan

   In December 1999 the Company received a commitment through a Bridge Loan Agreement, as amended, with Credit Suisse First Boston (CSFB) and other lenders under which the Company may borrow up to $100,000,000. IWO paid a $1,000,000 fee to obtain the bridge loan commitment, and a $500,000 extension fee in connection with an amendment on June 30, 2000, which are included in debt issuance costs (see Note 2). Certain lenders are also stockholders of the Company. Total amount paid to lenders who are stockholders of the Company approximated $355,000. The commitment terminates upon the earlier of the issuance of at least $100,000,000 of additional debt or equity by the Company or March 31, 2001. The commitment terminated in February 2001 upon the sale of units consisting of Senior Notes and warrants for $160,000,000 (see Note 20).

11.  Equity

   Prior to January 1, 1999, the Founders made capital contributions of $500,000, for which 14,357 shares of common stock, were issued to the Founders on March 5, 1999. Also, in 1999, the Founders of the Company contributed additional capital totaling $2,250,000. On December 20, 1999, the Founders exchanged their 14,357 shares of common stock for 6,300,000 shares of Class B common stock in IWO Holdings, Inc. Also, on December 20, 1999 certain investors and management of IWO invested approximately $135,000,000 into IWO Holdings, Inc. for approximately 79% of the equity of the Company (see Note 1). The shares acquired by management were in connection with Management Bonus Stock Purchase Agreements (see Note 15).

   The Company entered into recourse promissory note agreements effective March 2000 with certain officers to loan such officers approximately $287,000 in the aggregate to purchase 50,000 shares of the Company's common stock from a stockholder. The funds were disbursed to the officers in June 2000. The notes bear interest at prime rate plus the applicable margin related to the Senior Revolving Credit Facility. Interest is due annually and principal is due on January 1, 2003. Twenty percent of the officers' annual bonuses will be used to reduce the outstanding loan balance. Both notes are collateralized by the Company's common stock owned by the officers. In connection with the termination of the officers' employment, the officers were required to repay the loans in full, and the Company repurchased, at their original cost, the shares of the Company's common stock collateralizing the loans (see Note 18).

   In December, 2000, investors including certain members of management and other related parties purchased an additional 7,142,857 shares of Class B, C, and E common stock for $50,000,000. In connection with this stock sale, the Company entered into recourse promissory note agreements effective December 2000 with two officers to loan such officers approximately $456,000 in the aggregate to purchase 65,100 shares of the Company's common stock. In connection with the termination of the former chief technology officer's employment, the former chief technology officer was required to repay the loan in full (see Note 18). The notes bear interest at prime rate plus the applicable margin related to the Senior Revolving Credit Facility. Interest is due annually. Fifty percent of the notes' principal was repaid in March 2001 by the officers upon receipt of their bonus with respect to the year ended December 31, 2000. The remaining fifty percent is due on March 31, 2003 with the further provision that 20% of the executives' annual bonus, net of applicable taxes, shall be used to further reduce the outstanding balances of these notes. The remaining note is collateralized by the Company's common stock owned by the Chief Executive Officer at December 31, 2001.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   The promissory note balances aggregating $743,000 and $194,000 at December 31, 2000 and 2001, respectively, are reflected as a reduction to stockholders' equity.

  Stock Split and Amendment to Certificate of Incorporation

   On November 8, 2000 the Board of Directors of the Company approved a thirty-for-one stock split of the Company's common stock which became effective on November 27, 2000.

   All references to share and per-share data for all periods presented have been restated to give effect to this thirty-for-one stock split. The Board of Directors of the Company also approved Holdings restated Certificate of Incorporation to provide the Company with the authority to issue 116,710,000 shares of capital stock as follows:

                     Preferred Stock.....    500,000 shares
                     Class A Common Stock 15,000,000 shares
                     Class B Common Stock 18,750,000 shares
                     Class C Common Stock 18,750,000 shares
                     Class D Common Stock     60,000 shares
                     Class E Common Stock  5,545,000 shares
                     Common Stock........ 58,105,000 shares

   At December 31, 2000 and 2001, the outstanding Class B common stock had 13,274,171 and 13,533,111 voting rights (1 vote per share) respectively and the outstanding Class D common stock had 24,162,000 voting rights (402.7 votes per share). Holders of Class A, Class C and Class E common stock have no voting rights. Upon issuance, nonclass common stockholders will have 1 vote per share. Subject to the rights of the holders of any shares of then outstanding Preferred Stock, holders of all classes of common stock and non class common stock are entitled to participate on a pro rata basis in any dividends, dissolution, or liquidation.

12.  Income Taxes

   Deferred tax assets and liabilities are determined based on the temporary differences between the financial statements and the tax bases of assets and liabilities as measured by the enacted tax rates.

   The significant components of deferred income tax expense (benefit) are as follows (in thousands):

                                For the Period For the Period
                                  January 1,    December 20   For the Year For the Year
                                 1999 through     through        Ended        Ended
                                 December 20,   December 31,  December 31, December 31,
                                     1999           1999          2000         2001
                                -------------- -------------- ------------ ------------
Deferred tax (benefit) expense.    $(5,177)        $(376)       $    232     $  2,818
Net operating loss carryforward         --            --         (17,839)     (28,816)
Valuation allowance............      5,177           376          17,607       25,998
                                   -------         -----        --------     --------
                                   $    --         $  --        $     --     $     --
                                   =======         =====        ========     ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   The Company's effective income tax rate differed from the Federal statutory tax rate of 35% as follows (in thousands):

                                        For the Period For the Period
                                          January 1,    December 20   For the Year For the Year
                                         1999 through     through        Ended        Ended
                                         December 20,   December 31,  December 31, December 31,
                                             1999           1999          2000         2001
-                                       -------------- -------------- ------------ ------------
Computed "expected" tax benefit........    $(5,195)        $(376)       $(17,528)    $(26,930)
Other..................................         18            --             (79)         932
Increase in valuation allowance........      5,177           376          17,607       25,998
                                           -------         -----        --------     --------
   Total income tax expense/ (benefit).    $    --         $  --        $     --     $     --
                                           =======         =====        ========     ========

   The Company's tax effects relating to temporary differences and carryforwards are as follows (in thousands):

                                                   December 31,
                                           ---------------------------
                                            1999      2000      2001
                                           -------  --------  --------
        Deferred tax assets/(liabilities):
           Net operating loss............. $    --  $ 17,839  $ 46,655
           Start-up costs.................   4,570     3,656     2,765
           Stock-based compensation.......   1,015     1,651     1,768
           Intangible assets..............       2       704     1,357
           Depreciation...................      (5)     (861)   (4,969)
           Accrued expenses and reserves..      (8)      192     1,603
                                           -------  --------  --------
                                             5,574    23,181    49,179
           Valuation allowance............  (5,574)  (23,181)  (49,179)
                                           -------  --------  --------
           Deferred tax asset............. $    --  $     --  $     --
                                           =======  ========  ========

   In accordance with FASB No. 109, the Company has recorded a full valuation allowance against its deferred tax asset since it believes it is more than likely than not that such deferred tax asset will not be realized. The valuation allowance at December 31, 2000 and 2001 is approximately $23,181,000 and $49,179,000. During the years ended December 31, 2000 and 2001, the valuation allowance increased by approximately $17,607,000 and $25,998,000, respectively.

   At December 31, 2001, the Company has unused Federal net operating loss carryforwards of approximately $133,300,000. The federal net operating loss carryforwards if unused will begin to expire during the year ended December 31, 2020.

   Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership (see Note 21) may limit the amount of net operating loss carryforwards which could be used in future years to offset taxable income and taxes payable.

13.  Loss Per Common Share

   Loss per common share is as follows (in thousands except share data):

                                                       For the Period
                                        For the Period  December 20,
                                          January 1,        1999      For the Year For the Year
                                         1999 through     through        Ended        Ended
                                         December 20,   December 31,  December 31, December 31,
                                             1999           1999          2000         2001
                                        -------------- -------------- ------------ ------------
Numerator
   Net loss............................   $  (14,842)   $    (1,076)  $   (50,080) $   (76,941)
Denominator
   Weighted average shares outstanding.    6,300,000     30,150,000    30,770,000   37,554,000

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   No options or warrants were included in the calculation of diluted loss per share because their impact would have been anti-dilutive (see Notes 2 and 15).

14.  Commitments and Contingencies

  Leases

   In 2001, the Company entered into a new operating lease for corporate office space that expires October 14, 2006. Annual lease payments approximate $475,000. In 2000 the Company began leasing various cell site, tower and retail office space. Such leases expire at various dates through 2020. Minimum annual rental commitments for all non-cancelable operating leases at December 31, 2001 are (in thousands):

                               2002...... $11,529
                               2003......  11,506
                               2004......  11,413
                               2005......  10,070
                               2006......   5,725
                               Thereafter  10,807

   The table excludes renewal options related to certain cell and switch site leases. These renewal options generally have five-year terms and can be exercised from time to time.

   Total rent expense for the period January 1, 1999 through December 20, 1999, for the period December 20, 1999 through December 31, 1999 and for the years ended December 31, 2000 and 2001, was $4,000, $3,500, $3,115,000 and
$8,611,000, respectively.

  Commitments

   As of December 31, 2000 and 2001, the Company had purchase commitments for network equipment, hardware, software and related services aggregating $5,862,000 and $18,686,000, respectively.

   In connection with the Asset Purchase Agreement, the Company is required to build out the Sprint PCS Network territory it is managing. Estimated budgeted annual expenditures for this network build are as follows (in thousands):

                                      Unaudited
                                      ---------
                                 2002  $68,000
                                 2003   29,000

  Employment Agreements

   In May 2000, IWO entered into employment agreements with three of its senior executive officers. The term of each agreement approximates three years and the aggregate annual compensation obligation under these employment agreements ranges from $600,000 in year one to $700,000 in year three as well as annual bonuses based on performance.

   Effective May 7, 2001, the Company entered into a three year employment agreement with its Chief Financial Officer. The annual compensation under this agreement includes salary of $200,000 through December 31, 2001 and increases of $5,000/year thereafter as well as annual bonuses. The officer was also granted stock options to acquire 335,859 shares of Class B common stock at a purchase price of $7.00 per share.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

Options for 167,930 shares vest ratably on a daily basis over a period of three years commencing May 7, 2001. The remaining options to acquire 167,929 shares, which become vested on December 31, 2005, also contain accelerated vesting provisions through December 31, 2004 based upon the achievement of certain annual performance goals. The agreement also provides for immediate vesting of 20% and 100% of these options in the event of a Merger, as defined, and the termination of the officer's employment within 12 months of such a Merger, respectively.

   Effective November 19, 2001, the Company entered into a three year employment agreement with its Chief Technology Officer. The annual compensation under this agreement includes salary of $200,000 through December 31, 2002 and increases of $5,000/year thereafter as well as annual bonuses. The officer was also granted stock options to acquire 200,000 shares of Class B common stock at a purchase price of $7.00 per share. Options for 100,000 shares vest ratably on a daily basis over a period of three years commencing November 19, 2001. The remaining options to acquire 100,000 shares, which become vested on December 31, 2006, also contain accelerated vesting provisions through December 31, 2005 based upon the achievement of certain annual performance goals. The agreement also provides for immediate vesting of 20% and 100% of these options in the event of a Merger, as defined, and the termination of the officer's employment within 12 months of such a Merger, respectively.

   On December 19, 2001, the Company's employment agreements with its Chief Executive Officer and Chief Financial Officer were amended to provide in the event of termination subsequent to a Merger aggregate payments up to $700,000.

  Financial Advisory Agreement

   On December 12, 2001, the Company entered into a financial advisory agreement with certain investment banking firms (of which certain principals are stockholders of the Company) for a period of three months whereby such firms would advise the Company with respect to the sale, recapitalization, merger, consolidation or other business combination of the Company. The fee for the successful completion of these services is 1.125% of the Enterprise Value of the Company as defined in the agreement. The Company incurred expenses under this agreement in 2001 amounting to $250,000 (which are included in accrued expenses--related parties).

15.  Stock Option and Performance Award and Warrant Programs

  Stock Incentive Plan

   In December 1999, the Board of Directors and Stockholders approved IWO Holdings, Inc.'s Stock Incentive Plan. Under the Plan, the Company may grant to its employees, incentive stock options (ISO), non-qualified stock options
(NSO), stock appreciation rights (SAR) and stock grants as defined by the Plan. The Company has reserved 2,500,000 shares of Class B common stock for issuance under the plan.

   In December 1999, the Company granted to certain officers and employees, stock options to acquire approximately 1,289,340 shares of Class B common stock at a purchase price of $5.74468 per share (fair value). Options for approximately 353,940 shares of Class B common stock vested immediately (December 1999). Options for approximately 581,460 shares of Class B common stock vest ratably on a daily basis over a three year period commencing January 1, 2000. The remaining options to acquire 353,940 shares of Class B common stock vest at the end of a five year period. Such options contain accelerated vesting provisions over a three year period based upon the achievement of certain annual performance goals.

   In December 1999, the Company granted to its outside General
Counsel/stockholder stock options to acquire 387,079 shares of Class B common stock at a purchase price of $5.74468 per share (fair value). Options

                      IWO HOLDINGS, INC. AND SUBSIDIARIES
for approximately 184,830 shares of Class B common stock vested immediately in December 1999 and the remaining options for 202,249 shares of Class B common stock vest ratably on a daily basis over a three year period commencing January 1, 2000.

   The fair value of the fully vested options approximating $930,000 was initially being recognized over the term of the professional services agreement (see Note 16) as stock-based compensation with a corresponding credit to additional paid-in capital. In connection with the termination of the professional services agreement of the General Counsel (see Note 18), the option agreement was modified resulting in the accelerated vesting of options for 318,079 shares of Class B common stock which were deemed vested and options for 39,000 shares of Class B common stock were forfeited. The General Counsel had previously exercised options on 30,000 shares of Class B common stock. The modification resulted in a new measurement date and the fair value of the accelerated options which approximated $885,000 was recognized as expense over the remaining term of the consulting agreement. The fair value of the remaining fully vested options described above was amortized over the term of the new consulting agreement which terminated in September 2001. Stock-based compensation recognized for the years ended December 31, 2000 and 2001 was $1,070,000 and $334,000, respectively.

   In March 2000, certain officers of the Company were granted vested options to acquire 99,990 shares of Class B common stock at a purchase price of $5.74468 per share (fair value).

   In 2000, the Company granted to its chief financial officer and employees, stock options to acquire approximately 516,854 shares of Class B common stock at a purchase price of $5.74468 per share (fair value). Options for approximately 84,270 shares of Class B common stock granted to the chief financial officer vested immediately (May 1, 2000). Options for approximately 210,674 shares of Class B common stock granted to the chief financial officer vest ratably on a daily basis over the period May 1, 2000 through December 31, 2002. Options for approximately 95,506 shares of Class B common stock granted to other employees vest ratably on a daily basis over a three year period commencing upon the date of the grant. The remaining options to acquire 126,404 shares of Class B common stock granted to the chief financial officer vest at the end of a five year period. Such options contain accelerated vesting provisions over a three year period based upon the achievement of certain annual performance goals. The aforementioned options for 421,348 shares of Class B common stock granted to the chief financial officer vest and become exercisable upon an approved sale which provides for a specified rate of return as provided for in the agreement.

   In 2001, the Company granted (to a certain officer) options to acquire 111,953 shares of Class B common stock at a purchase price of $7 per share (fair value) which vest at the end of a five year period. Such options contain accelerated vesting provisions over a three year period based on the achievement of certain annual performance goals.

   In September 2000, the Company amended stock option agreements for 1,264,045 shares of Class B common stock with three of its officers to provide for the immediate vesting of 20% of these options upon a Merger, as defined. One hundred percent of these options are immediately vested in the event the officers' employment is terminated without cause within 12 months of such a Merger. Such modification under certain circumstances will result in future compensation charges to the Company and such amounts could be material.

  Management Stock Purchase Agreements

   In connection with Management Bonus Stock Purchase Agreements dated December 20, 1999, certain Company management acquired in the aggregate 29,012 shares of Class B common stock at $5.74468 per share (fair value). Under these agreements, the Company has the right to repurchase the shares from management and management has the right to put the shares to the Company, and in each case at the lower of cost or the fair value, subject to certain conditions as defined in the agreements. Accordingly, the shares issued have been classified as redeemable common stock in the accompanying consolidated balance sheets (see
Note 11). In December 1999,

                      IWO HOLDINGS, INC. AND SUBSIDIARIES
the Company issued to the General Counsel/stockholder 24,990 shares of Class B common stock at a purchase price of $5.74468 per share (fair value). Also, in connection with a Management Stock Purchase Agreement dated January 2000, the former chief financial officer of the Company acquired 24,990 shares of Class B common stock at $5.74468 per share (fair value) from a stockholder. As of December 31, 2001, all shares were repurchased by the Company and are included in treasury stock.

  Stock Option Plans

   The former President entered into an employment agreement with Corp dated May 1999, whereby Corp granted the former President an option to acquire a 5% equity ownership in Corp at purchase prices equal to or in excess of fair value at date of grant (as determined by the Board of Directors). The option agreement contained an acceleration clause, whereby all options vest upon a change in ownership control as defined in the agreement.

   On December 20, 1999, a change in ownership control occurred resulting in all options vesting immediately. In connection with the change in ownership, vested options to acquire 337,079 and 505,620 shares of IWO Holdings, Inc. Class B common stock at exercise prices of $1.45070 per share, and $5.74468 per share (fair value) respectively, were granted to the former President in exchange for the former President's option to acquire a 5% equity ownership in Corp. IWO Holdings, Inc. also granted to the former President unvested options to acquire 842,695 shares of IWO Holdings, Inc. Class B common stock at an exercise price of $5.74468 per share (fair value). Such unvested options vest ratably on a daily basis over three years. On December 20, 1999, Corp. recognized $1,450,000 of compensation expense with a corresponding credit to additional paid-in capital for the difference between the option exercise price ($1.45070) and the fair value of its stock on December 20, 1999 ($5.74468).

   In connection with the resignation of the former President (see Note 18), IWO accelerated the vesting on all unvested options. The intrinsic value of these options which approximated $747,000 was charged to operations in 2000. IWO has also repurchased 14,506 shares of class B common stock held by the former President for a total purchase price of $83,333. The former President retained vested options to purchase 337,079 shares of class B common stock at an exercise price of $1.45070 per share and 1,348,315 shares at an exercise price of $5.74468 per share. The former President's retained options are exercisable until November 7, 2005, or if IWO's initial public offering occurs within five years of the date of his separation agreement, the later of November 7, 2005 or two years after the closing of the initial public offering. The former President's warrants for 74,400 shares of Class B common stock terminated upon his resignation.

   On August 12, 1999, the Chairman of the Board was granted by Corp a vested option to acquire a 1% equity interest in Corp at $489,000. On December 20, 1999, the Chairman of the Board exchanged his right to acquire 1% equity interest in Corp. for vested options to acquire 337,079 shares of IWO Holdings, Inc. Class B common stock at an exercise price $1.45070 per share. Corp recognized $1,450,000 of compensation expense with a corresponding credit to additional paid-in capital for the difference between the option exercise price ($1.45070) and the fair value of its stock on December 20, 1999 ($5.74468).

   All options are exercisable over a ten-year period unless otherwise indicated.

  Warrant Programs

   The Founders, certain officers and the General Counsel/stockholder of the Company have been granted warrants to purchase 828,000, 297,600 and 74,400 shares of Class B common stock, respectively, at a purchase price of $5.74468 per share. The warrants shall vest and become exercisable in full upon the earliest to occur of the following: an approved sale of the Company or an initial public offering, either of which results in a specified annual rate of return to the Class A common stock, Class C common stock and Class D common stock stockholders, as defined in the agreements. A measurement date is established for the warrants at the time the

                      IWO HOLDINGS, INC. AND SUBSIDIARIES
aforementioned events become probable (as defined in SFAS No. 5). For the warrants granted to certain officers, IWO at the measurement date will record a charge to operations (under APB No. 25 intrinsic value method) for the difference between the fair value of its stock and the exercise price of the warrants. For the warrants granted to the General Counsel/stockholder, IWO at the measurement date will record a charge to operations (under SFAS No. 123 fair value method) for the fair value of the warrant.

   Stock options and warrants outstanding were as follows:

                                  Outstanding Options      Warrants
                                  ------------------- -------------------
                                             Weighted            Weighted
                                             Average             Average
                                  Number of  Exercise Number of  Exercise
                                   Shares     Price    Shares     Price
                                  ---------  -------- ---------  --------
       Balance, January 1, 1999..        --    $--           --    $ --
       Granted................... 3,707,300      5    1,200,000       6
       Forfeited.................        --     --           --      --
       Exercised.................        --     --           --      --
                                  ---------           ---------
       Balance, December 31, 1999 3,707,300      5    1,200,000       6
       Granted...................   616,855      6       74,400       6
       Forfeited.................  (300,270)     6     (148,800)      6
       Exercised.................   (98,930)     3           --      --
                                  ---------           ---------
       Balance, December 31, 2000 3,924,955      5    1,125,600       6
       Granted...................   839,895      7    2,000,040       7
       Forfeited.................  (396,443)     6     (148,800)      6
       Exercised.................  (258,940)     2           --      --
                                  ---------           ---------
       Balance, December 31, 2001 4,109,467    $ 6    2,976,840    $  6
                                  =========           =========

   For various price ranges, weighted average characteristics of outstanding options at December 31, 2001 were as follows:

                       Options Outstanding           Options Exercisable
               ----------------------------------- -----------------------
                               Weighted-
                   Number       Average   Weighted     Number     Weighted
               Outstanding At  Remaining  Average  Exercisable At Average
      Exercise  December 31,  Contractual Exercise  December 31,  Exercise
       Price        2001         Life      Price        2001       Price
       -----   -------------- ----------- -------- -------------- --------
        $1....     351,685     6.5 years     $1        351,685       $1
        $6-7..   3,757,782       7 years     $6      2,879,507       $6
                 ---------                           ---------
                 4,109,467                           3,231,192
                 =========                           =========

   For various price ranges, weighted average characteristics of outstanding options at December 31, 2000 were as follows:

                       Options Outstanding           Options Exercisable
               ----------------------------------- -----------------------
                               Weighted-
                   Number       Average   Weighted     Number     Weighted
               Outstanding At  Remaining  Average  Exercisable At Average
      Exercise  December 31,  Contractual Exercise  December 31,  Exercise
       Price        2000         Life      Price        2000       Price
       -----   -------------- ----------- -------- -------------- --------
         $1...     605,225     7.5 years     $1        605,225       $1
         $6...   3,319,730       8 years     $6      2,463,661       $6
                 ---------                           ---------
                 3,924,955                           3,068,886
                 =========                           =========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   The Company follows APB Opinion No. 25, Accounting for Stock Issued to Employees, to account for stock option plans. Had compensation cost for these plans been determined based on the minimum value method at the grant dates for awards as prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, pro forma net loss and loss per share would have been (in thousands except share data):

                                           For the Year For the Year For the Year
                                              Ended        Ended        Ended
                                           December 31, December 31, December 31,
                                               1999         2000         2001
                                           ------------ ------------ ------------
Pro forma net loss........................   $(17,588)    $(50,548)    $(77,419)
Pro forma basic and diluted loss per share   $  (2.48)    $  (1.64)    $  (2.06)

   The weighted average fair value of options granted under the plans during fiscal years 1999, 2000 and 2001 was $1.27, $1.56 and $1.39, respectively. The assumptions used for the minimum value calculation are as follows:

                                            1999    2000    2001
                                           ------- ------- -------
             Risk-free interest rate......  6.28%   6.53%   4.52%
             Expected term................ 5 years 5 years 5 years
             Company's expected volatility   0%      0%      0%
             Dividend yield...............  None    None    None

16.  Related Party Transactions

   The Company received financial advisory and investment banking services from several stockholders related to the Company's equity and debt financing and acquisition of Sprint PCS assets. Total amounts incurred for these services were approximately $9,285,000, $3,638,000, $-0- and $-0-, for the periods January 1, 1999 through December 20, 1999 and December 20, 1999 through December 31, 1999, and for the years ended December 31, 2000 and 2001, respectively. For the period January 1, 1999 through December 20, 1999, the Company charged to operations $9,250,000 for financial advisory fees (of which $8,750,000 was to related parties for financial advisory fee not directly incurred in connection with the successful financing).

   On December 20, 1999, the Company and an affiliate of a stockholder entered into a five year advisory agreement whereby the Company will receive consulting services from the affiliate for a $5,000,000 fee. The $5,000,000 fee, which was prepaid on December 20, 1999 is included in prepaid management fee-related party and is being amortized over the term of the agreement. In addition, in 1999 the affiliate provided financial advisory services to the Company in connection with the Senior Credit Facility. Costs incurred related to the Senior Credit Facility and paid to the affiliate approximated $3,552,000, all of which are included in debt issuance costs.

   The Company utilizes the services of a law firm in which a partner of the law firm is a stockholder of IWO. On December 20, 1999, the Company entered into a three year professional services agreement with its outside General Counsel/stockholder, whereby the General Counsel/stockholder will provide legal services annually up to $400,000 and participate in the Company's stock option program (see Notes 15 and 18). Legal fees incurred under the professional services agreement/consulting agreement for the periods January 1, 1999 through December 20, 1999 and December 20, 1999 through December 31, 1999, and for the years ended December 31, 2000 and 2001, were approximately $1,101,000, $15,000, $1,243,000 and $896,000, respectively. Legal fees included in accounts payable-related parties at December 2000 and 2001, were approximately $213,000 and $115,000, respectively. Legal fees included in accrued expenses-related parties were $250,000 for December 31, 2000 and 2001.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   The Company utilized two firms for marketing, information technology, and general management consulting, which are affiliated with its Chairman of the Board. Fees incurred in the periods January 1, 1999 through December 20, 1999 and December 20, 1999 through December 31, 1999 and for the years ended December 31, 2000 and 2001, approximated $369,000, $51,000, $165,000 and $-0-, respectively.

17.  Fair Value of Financial Instruments

   Fair value estimates, assumptions, and methods used to estimate the fair value of the Company's financial instruments are made in accordance with the requirements of SFAS No. 107, "Disclosure about Fair Value of Financial Instruments". The Company has used available information to derive its estimates. However, because these estimates are made as of a specific point in time, they are not necessarily indicative of amounts the Company could realize currently. The use of different assumptions or estimating methods may have a material effect on the estimated fair value amounts. The fair value of financial instruments is as follows (in thousands):

                                               December 31, December 31,
                                                   2000         2001
                                               ------------ ------------
       Cash and cash equivalents..............   $36,313      $  3,394
       Accounts receivable....................     4,218        10,001
       Accounts payable.......................     6,388        16,149
       Accounts payable--related parties......       213           115
       Due to Sprint PCS......................     7,711         9,163
       Accrued expenses.......................    12,432        29,163
       Accrued expenses--related parties......       463           724
       Unearned revenue.......................     1,652         4,413
       Term loan and revolving credit facility    80,000       145,000
       Senior Notes...........................        --       172,800

   The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accounts payable--related parties, due to Sprint PCS, accrued expenses, accrued expenses--related parties and unearned revenue are a reasonable estimate of their fair value due to the short-term nature of the instruments. The carrying value of the term loan and revolving credit facility are at fair value since they are variable rate debt, and the Senior Notes are valued based on actual trades made on January 3, 2002.

18.  Termination of Certain Agreements

  Separation Agreements

   IWO and a stockholder/former chief financial officer agreed to separate effective January 31, 2000. Under the separation agreement, the stockholder/former chief financial officer was paid $375,000 plus $75,000 for legal expenses and approximately $169,000 for the repurchase of 29,352 shares at the fair value of $5.74468 per share (fair value). Further, under the agreement the stockholder/former chief financial officer retained 154,461 vested stock options. Accordingly, the Company charged operations in the amount of $450,000 for the year ended December 31, 2000. The stockholder/former chief financial officer's warrants for 74,400 shares of Class B common stock terminated upon his resignation (see Note 15).

   In November 2000, IWO's former President resigned from his position. IWO has engaged the former President as a consultant for the period November 2000 through April 30, 2001 at a fee aggregating $110,000. IWO will also pay the former president severance approximating $800,000. For the years ended December 31, 2000 and 2001, $820,000 and $60,000, respectively, was charged to operations.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   In April 2001, IWO and its former chief operating officer entered into a Separation Agreement pursuant to which the former chief operating officer's employment was terminated. Under the Separation Agreement, the former chief operating officer was paid approximately $306,000 for severance and approximately $173,000 for the repurchase, at their original cost, of 30,077 shares of Class B common stock. Further, under the agreement, the former chief operating officer shall retain vested stock options at an exercise price per share of $5.74468, for a total of 299,515 shares of Class B common stock earned through the effective date of employment termination. The former chief operating officer's warrants for 74,400 shares of Class B common stock terminated upon his resignation. In addition, the former chief operating officer repaid approximately $193,000 of principal that was then outstanding under recourse promissory note agreements. IWO also forgave $19,967 of accrued interest on the promissory note agreements.

   In October 2001, IWO and its former chief technology officer entered into a Separation Agreement pursuant to which the former chief technology officer's employment was terminated. Under the Separation Agreement, the former chief technology officer was paid approximately $209,000 for severance and approximately $173,000 for the repurchase, at their original cost, of 30,077 shares of Class B common stock. Further, under the agreement, the former chief technology officer shall retain vested stock options at an exercise price per share of $5.74468, for a total of 252,973 shares of Class B common stock earned through the effective date of employment termination. The former chief technology officer's warrants for 74,400 shares of Class B common stock terminated upon his resignation. In addition, the former chief technology officer repaid approximately $169,000 of principal and accrued interest that was then outstanding under recourse promissory note agreements.

  Professional Services Agreement

   On September 17, 2000, the Company terminated the Professional Services Agreement with its General Counsel (see Note 16) and replaced it with a Consulting Agreement having a term of one year unless terminated earlier as a result of the culmination of an Approved Sale as defined in the agreement or a Designated Merger. The Consulting Agreement provides for monthly payments of $10,000 plus a bonus of up to $250,000, guaranteed upon the culmination of certain events as defined in the agreement. In addition, the law firm in which the former General Counsel is a partner was paid $25,000 per month as a retainer for outside legal services for the period of September 17, 2000 through December 31, 2000.

19.  Defined Contribution Plan

   Effective April 1, 2000, the Company established a 401(k) defined contribution plan (the Plan) in which all full time employees (as defined) are eligible to participate in the Plan. Under the Plan, participants may elect to withhold up to 15% of their annual compensation, subject to IRS limitation. The Company is required to make matching contributions based on a percentage of the participant's contributions. Participants vest in the Company matching contributions ratably over a four-year vesting period (25% per year). Contribution expense for the years ended December 31, 2000 and 2001 approximated $226,000 and $326,000, respectively.

20.  Sale of Units Consisting of Senior Notes and Warrants

   In February 2001, the Company issued 160,000 units consisting of $1,000 principal amount of 14% Senior Notes due January 15, 2011 and one warrant to purchase 12.50025 shares of class C common stock at an exercise price of $7.00 per share. Interest is payable semiannually on January 15 and July 15 of each year. The gross proceeds from the offering which were $160,000,000, have been allocated to the fair value of the Senior Notes ($152,042,000) and warrants ($7,958,000). The Senior Notes discount is being amortized using the effective interest method over the term of the loan. Such amortization for the year ended December 31, 2001 approximated $365,000. A portion of the proceeds was used to purchase a portfolio of US Treasury obligations, which is expected to generate sufficient proceeds to make the first six scheduled interest payments on the notes. The notes are senior unsecured obligations equal in right of payment to all existing and future senior debt and senior in right of payment for all future subordinated debt. The Senior Notes are fully and unconditionally guaranteed by

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

Corp. The warrants are exercisable on or after February 15, 2002 and will expire on January 15, 2011. The Company and its subsidiaries are restricted from declaring or paying any dividends prior to January 1, 2004.

   Holders of the Senior Notes have the right to require IWO to acquire all or part of the notes at a premium (101% of the aggregate principal amount of the notes to be repurchased plus accrued interest and liquidated damages, if any) upon the occurrence of events constituting a change in control. However, a change in control will not occur as a result of a merger or consolidation with or the sale of substantially all of the assets to a Sprint PCS affiliate.

   The warrant registration rights agreement contains certain provisions including the requirement for the Company to keep the warrant registration statement continuously effective until the date on which all of the warrants and warrant shares are not transfer restricted. Upon a warrant registration default, the liquidated damages required to be paid to each holder of a transfer restricted warrant will be in an amount equal to $0.03 per week per warrant for each week or portion of a week that the warrant registration default continues for the first 90-day period immediately following the warrant registration default. This amount will increase by an additional $0.02 per week per warrant with respect to each subsequent 90-day period, up to a maximum amount equal to $0.07 per week per warrant. The provision for liquidated damages will continue until the warrant registration default has been cured. The Company will not be required to pay liquidated damages for more than one warrant registration default at any given time.

   Liquidated damages accrued as of January 15 or July 15 of each year will be payable on that date. All accrued liquidated damages shall be paid by the Company to warrant holders entitled to liquidated damages in accordance with the warrant agreement. No warrant registration defaults have occurred to date.

21.  Merger

   On December 19, 2001, the Company entered into a definitive agreement and plan of merger with US Unwired Inc., a Sprint PCS affiliate, under which US Unwired and the Company will combine in a tax-free stock for stock merger. At the effective time of the merger, each issued and outstanding share of the Company's outstanding common stock will be converted into the right to receive approximately 1.0371 shares of US Unwired common stock, referred to as the exchange ratio. All shares of the Company's Class A, Class B, Class C, Class D and Class E common stock will be converted into the Company's common stock immediately prior to the effective time of the merger. At the effective time of the merger, US Unwired will assume each unexpired and unexercised option to purchase shares of the Company's common stock and each unexpired and unexercised warrant issued as part of the Company's units to purchase shares of the Company's common stock and convert it into an option or warrant to purchase a number of shares of US Unwired common stock equal to the number of shares of the Company's common stock subject to the assumed option or warrant multiplied by the exchange ratio. The options will remain subject to the terms and conditions of the IWO Holdings, Inc. Stock Incentive Plan and any agreements between IWO and the optionee. The warrants will remain subject to the terms and conditions set forth in the warrant agreement for the warrants. At the effective time of the merger, US Unwired will exchange half of each unexpired and unexercised warrant issued to founders and management of the Company (except for warrants issued to the Company's Chief Executive Officer) for a new warrant to purchase a number of shares of US Unwired common stock equal to the number of shares of the Company's common stock subject to the exchanged warrant multiplied by the exchange ratio, and the other remaining half of each warrant will be cancelled. At the effective time of the merger, US Unwired will exchange each unexpired and unexercised warrant issued to the Company's Chief Executive Officer for a new warrant to purchase a number of shares of US Unwired common stock equal to the number of shares of the Company's common stock subject to the exchanged warrant multiplied by the exchange ratio. The new warrants issued to founders and management of the Company will remain subject to the terms and conditions set forth in the certificates representing the exchanged warrants except that they will become exercisable in full at the effective time of the merger. The new warrants issued to the Company's Chief Executive Officer will remain subject to the terms and conditions set forth in the certificates representing the exchanged warrants except that they will become exercisable in full on

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

December 31, 2003. The exercise price per share of US Unwired common stock issuable under each converted option, converted warrant or exchanged warrant will be equal to the per share exercise price of the Company option or warrant divided by the exchange ratio. Certain of the aforementioned warrant exchanges may result in a new measurement date and at such time IWO would record a compensation charge for the difference between the exercise price of the warrants and fair value. The total number of fully diluted shares of US Unwired common stock to be issued by US Unwired in connection with the merger will be approximately 45.9 million. The transaction is subject to customary regulatory review, and approvals by the stockholders of US Unwired and the Company, both companies' senior secured lenders, and Sprint PCS. The merger agreement will terminate if the merger is not consummated on or before June 18, 2002, but this date may be extended to September 17, 2002 if the FCC does not grant US Unwired's request to permit increased foreign ownership. The Company must pay US Unwired a termination fee of $7,000,000 if the merger has not occurred before June 18, 2002 and as of that date holders of at least 6% of the Company's common stock have exercised and not withdrawn their appraisal rights.

22.  Subsequent Event

   In February 2002, the Company's Senior Credit Facility was amended in connection with the merger with US Unwired. The occurrence of a Change of Control, as defined in the Senior Credit Facility, constitutes an event of default under the Senior Credit Facility. The amendment consisted of a modification to the Change of Control definition. The amendment will become effective upon completion of the merger.

   In March 2002, the Company amended the Management Agreement with Sprint PCS (see Notes 3 and 14). The amendment modified the Company's agreed-upon minimum network build-out plan which includes specific coverage and deployment schedules for the network planned within the Company's service area.

23.  Selected Quarterly Financial Data (Unaudited)

                                      First    Second     Third    Fourth
                                     Quarter   Quarter   Quarter   Quarter
    -                                --------  --------  --------  --------

    2001
    Net revenues.................... $ 20,093  $ 24,613  $ 32,245  $ 33,194
    Operating loss..................  (10,084)  (11,154)  (12,264)  (21,463)
    Net loss........................  (14,719)  (16,708)  (18,086)  (27,428)
    Basic and diluted loss per share $  (0.39) $  (0.45) $  (0.48) $  (0.73)

    2000
    Net revenues.................... $ 10,011  $ 12,405  $ 17,387  $ 19,033
    Operating loss..................   (8,203)   (7,912)   (9,983)  (15,950)
    Net loss........................   (8,823)  (10,213)  (12,872)  (18,172)
    Basic and diluted loss per share $  (0.29) $  (0.34) $  (0.42) $  (0.58)

24.  Condensed Consolidating Financial Information

   Independent Wireless One Leased Realty Corporation (the "Non-Guarantor"), a 100% wholly-owned subsidiary of Independent Wireless One Corporation, is precluded from guaranteeing the debt of IWO Holdings, Inc. based on current agreements in effect. Independent Wireless One Corporation is not restricted from serving as a guarantor of the IWO Holdings, Inc. debt.

   Independent Wireless One Leased Realty Corporation holds all of the cell site leases and certain leases related to the administrative office facilities and retail stores. Operating expenses are comprised of rent expense from these leases. Independent Wireless One Leased Realty Corporation has charged Independent Wireless One Corporation a fee equal to its rent expense for use of its leased cell sites, office and retail space.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

   The information which follows presents the condensed consolidating financial position as of December 31, 2000 and 2001 and the condensed consolidating results of operations and cash flows for the period December 20, 1999 through December 31, 1999 and for the years ended December 31, 2000 and 2001 of (a) the Parent Company, IWO Holdings, Inc., (b) the "Guarantor", Independent Wireless One Corporation, (c) the "Non-Guarantor", Independent Wireless One Leased Realty Corporation; and includes eliminating entries and the Company on a consolidated basis.

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET

                            As of December 31, 2000
                       (In thousands except share data)

                                                                         Independent
                                                          Independent   Wireless One
                                                IWO       Wireless One  Leased Realty
                                           Holdings, Inc. Corporation    Corporation
                                              (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                                           -------------- ------------ --------------- ------------ ------------
                 ASSETS
                 ------

Current assets:
   Cash and cash equivalents..............    $     --      $ 36,313       $   --       $      --     $ 36,313
   Accounts receivable, net of allowances
     of $312..............................          --         4,218           --              --        4,218
   Intercompany receivable................         272           906          350          (1,528)          --
   Inventory..............................          --         2,567           --              --        2,567
   Prepaid expenses.......................          --           418          654              --        1,072
   Other current assets...................          --           199           --              --          199
   Prepaid management fee--related party..          --         1,000           --              --        1,000
                                              --------      --------       ------       ---------     --------
       Total current assets...............         272        45,621        1,004          (1,528)      45,369
Restricted cash...........................          --         8,000           --              --        8,000
Investment in subsidiaries................     136,594            --           --        (136,594)          --
Prepaid management fee--related party.....          --         2,970           --              --        2,970
Property and equipment, net...............          --        69,555           --              --       69,555
Construction in progress..................          --        33,009           --              --       33,009
Deferred costs, net.......................          --        14,898           --              --       14,898
Intangible assets, net....................          --        58,874           --              --       58,874
Other.....................................          --            24           --              --           24
                                              --------      --------       ------       ---------     --------
       Total assets.......................    $136,866      $232,951       $1,004       $(138,122)    $232,699
                                              ========      ========       ======       =========     ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING BALANCE SHEET--(Continued)

                            As of December 31, 2000
                       (In thousands except share data)

                                                                           Independent
                                                            Independent   Wireless One
                                                  IWO       Wireless One  Leased Realty
                                             Holdings, Inc. Corporation    Corporation
                                                (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                                             -------------- ------------ --------------- ------------ ------------
   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------
Current liabilities:
   Accounts payable.........................     $  --        $  6,388       $   --        $    --      $  6,388
   Accounts payable--related parties........        --             213           --             --           213
   Intercompany payable.....................       252             622          654         (1,528)           --
   Due to Sprint............................        --           7,711           --             --         7,711
   Accrued expenses.........................        --          12,082          350             --        12,432
   Accrued expenses--related parties........        --             463           --             --           463
   Unearned revenue.........................        --           1,652           --             --         1,652
                                                 -----        --------       ------        -------      --------
       Total current liabilities............       252          29,131        1,004         (1,528)       28,859
Term loan...................................        --          80,000           --             --        80,000
                                                 -----        --------       ------        -------      --------
       Total liabilities....................       252         109,131        1,004         (1,528)      108,859
                                                 -----        --------       ------        -------      --------
Redeemable common stock.....................       346              --           --             --           346
                                                 -----        --------       ------        -------      --------
Commitments and contingencies
Stockholders' equity:
   Preferred stock (nonvoting)--$.01 par
     value, 500,000 shares authorized, none
     issued and outstanding.................        --              --           --             --            --
   Common stock, Class A (nonvoting)--
     $.01 par value, 15,000,000 shares
     authorized, issued and outstanding.....       150              --           --             --           150
   Common stock, Class B (voting)-- $.01
     par value, 18,750,000 shares
     authorized, and 13,274,171 shares
     issued.................................       133              --           --             --           133

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING BALANCE SHEET--(Continued)

                            As of December 31, 2000
                       (In thousands except share data)

                                                                     Independent
                                                      Independent   Wireless One
                                            IWO       Wireless One  Leased Realty
                                       Holdings, Inc. Corporation    Corporation
                                          (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                                       -------------- ------------ --------------- ------------ ------------
   Common stock, Class C
     (nonvoting)--$.01 par value
     18,750,000 shares authorized,
     3,432,365 shares and 3,555,630
     shares issued and outstanding at
     December 31, 1999 and 2000,
     respectively.....................          35            --           --              --           35
   Common stock, Class D (voting)--
     $.01 par value 60,000 shares
     authorized, issued and
     outstanding......................           1            --           --              --            1
   Common stock, Class E
     (nonvoting)--$.01 par value
     5,545,000 shares authorized,
     5,543,655 shares issued and
     outstanding at December 31,
     2000.............................          55            --           --              --           55
   Common stock, (voting)--$.01 par
     value 58,105,000 shares
     authorized, none issued and
     outstanding......................          --            --           --              --           --
Capital stock.........................          --         2,750           --          (2,750)          --
Additional paid-in capital............     187,302       172,969           --        (185,000)     175,271
Deficit accumulated during
  developmental stage.................      (1,076)       (1,076)          --           1,076       (1,076)
Retained deficit......................     (50,080)      (50,080)          --          50,080      (50,080)
                                          --------      --------       ------       ---------     --------
                                           136,520       124,563           --        (136,594)     124,489
Treasury stock........................        (252)           --           --              --         (252)
Promissory notes receivable...........          --          (743)          --              --         (743)
                                          --------      --------       ------       ---------     --------
       Total stockholders' equity.....     136,268       123,820           --        (136,594)     123,494
                                          --------      --------       ------       ---------     --------
       Total liabilities and
         stockholders' equity.........    $136,866      $232,951       $1,004       $(138,122)    $232,699
                                          ========      ========       ======       =========     ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING BALANCE SHEET--(Continued)

                            As of December 31, 2001
                       (In thousands except share data)

                                                                      Independent
                                                         Independent Wireless One
                                                  IWO     Wireless   Leased Realty
                                               Holdings,     One      Corporation
                                                 Inc.    Corporation     (Non
                                               (Parent)  (Guarantor)  Guarantor)   Eliminations Consolidated
                                               --------- ----------- ------------- ------------ ------------
                    ASSETS
Current assets:
   Cash and cash equivalents.................. $     --   $  3,394      $   --      $      --     $  3,394
   Accounts receivable net of allowances of
     $615.....................................       --     10,001          --             --       10,001
   Short-term investments at amortized
     cost--held to maturity...................       --     56,519          --             --       56,519
   Intercompany receivable....................  156,464     55,979          24       (212,467)          --
   Inventory..................................       --      4,375          --             --        4,375
   Prepaid expenses...........................       --      1,072       1,662             --        2,734
   Other current assets.......................       --      3,056          --             --        3,056
   Prepaid management fee--related party......       --      1,000          --             --        1,000
   Restricted cash and US Treasury
     obligation at amortized cost--held to
     maturity.................................   33,858         --          --             --       33,858
                                               --------   --------      ------      ---------     --------
       Total current assets...................  190,322    135,396       1,686       (212,467)     114,937
Restricted cash...............................       --      8,000          --             --        8,000
Restricted cash and US Treasury obligations at
  amortized cost--held to maturity............   19,861         --          --             --       19,861
Investment securities at amortized cost--held
  to maturity.................................       --     17,161          --             --       17,161
Investment in subsidiary......................   74,492         --          --        (74,492)          --
Prepaid management fee--related party.........       --      1,970          --             --        1,970
Property and equipment, net...................       --    139,203          --             --      139,203
Construction in progress......................       --     37,023          --             --       37,023
Deferred costs, net...........................       --     19,300          --             --       19,300
Intangible assets, net........................       --     52,702          --             --       52,702
Other.........................................       --      2,770          --             --        2,770
                                               --------   --------      ------      ---------     --------
       Total assets........................... $284,675   $413,525      $1,686      $(286,959)    $412,927
                                               ========   ========      ======      =========     ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                            As of December 31, 2001
                       (In thousands except share data)

                                                                         Independent
                                                          Independent   Wireless One
                                                IWO       Wireless One  Leased Realty
                                           Holdings, Inc. Corporation    Corporation
                                              (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                                           -------------- ------------ --------------- ------------ ------------

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable.......................    $     --      $ 16,149       $   --       $      --     $ 16,149
   Accounts payable--related parties......          --           115           --              --          115
   Intercompany payable...................      54,317       156,488        1,662        (212,467)          --
   Due to Sprint..........................          --         9,163           --              --        9,163
   Accrued expenses.......................      10,267        18,872           24              --       29,163
   Accrued expenses--related parties......          --           724           --              --          724
   Unearned revenue.......................          --         4,413           --              --        4,413
                                              --------      --------       ------       ---------     --------
       Total current liabilities..........      64,584       205,924        1,686        (212,467)      59,727
Term loan and revolving credit facility...          --       145,000           --              --      145,000
Senior notes..............................     152,407            --           --              --      152,407
                                              --------      --------       ------       ---------     --------
       Total liabilities..................     216,991       350,924        1,686        (212,467)     357,134
                                              --------      --------       ------       ---------     --------
Commitments and contingencies
Stockholders' equity:
   Preferred stock (nonvoting)--$.01 par
     value, 500,000 shares authorized,
     none issued and outstanding..........          --            --           --              --           --
   Common stock, Class A (nonvoting)--
     $.01 par value, 15,000,000 shares
     authorized, issued and outstanding...         150            --           --              --          150
   Common stock, Class B (voting)--$.01
     par value, 18,750,000 shares
     authorized and 13,533,111 shares
     issued...............................         136            --           --              --          136
   Common stock, Class C (nonvoting)--
     $.01 par value, 18,750,000 shares
     authorized, 3,555,630 shares issued
     and outstanding......................          35            --           --              --           35
   Common stock, Class D (voting)--$.01
     par value, 60,000 shares authorized,
     issued and outstanding...............           1            --           --              --            1

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING BALANCE SHEET--(Continued)

                            As of December 31, 2001
                       (In thousands except share data)

                                                                              Independent
                                                               Independent   Wireless One
                                                     IWO       Wireless One  Leased Realty
                                                Holdings, Inc. Corporation    Corporation
                                                   (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                                                -------------- ------------ --------------- ------------ ------------
   Common stock, Class E (nonvoting)--
     $.01 par value, 5,545,000 shares
     authorized, 5,543,654 shares issued
     and outstanding...........................          55            --           --              --           55
   Common stock (voting)--$.01 par
     value, 58,105,000 shares authorized,
     none issued and outstanding...............          --            --           --              --           --
Capital stock..................................          --         2,750           --          (2,750)          --
Additional paid-in capital.....................     196,002       173,303           --        (185,000)     184,305
Deficit accumulated during developmental
  stage........................................      (1,076)       (1,076)          --           1,076       (1,076)
Retained deficit...............................    (127,021)     (112,182)          --         112,182     (127,021)
                                                  ---------     ---------       ------       ---------    ---------
                                                     68,282        62,795           --         (74,492)      56,585
Treasury stock at cost (104,012 Class B
  Shares)......................................        (598)           --           --              --         (598)
Promissory notes receivable....................          --          (194)          --              --         (194)
                                                  ---------     ---------       ------       ---------    ---------
       Total stockholders' equity..............      67,684        62,601           --         (74,492)      55,793
                                                  ---------     ---------       ------       ---------    ---------
       Total liabilities and stockholders'
         equity................................   $ 284,675     $ 413,525       $1,686       $(286,959)   $ 412,927
                                                  =========     =========       ======       =========    =========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

          For the period December 20, 1999 through December 31, 1999
                                (In thousands)

                                                               Independent
                                                     IWO       Wireless One
                                                Holdings, Inc. Corporation
                                                   (Parent)    (Guarantor)  Eliminations Consolidated
                                                -------------- ------------ ------------ ------------
Net revenues...................................    $    --       $    --       $   --      $    --
                                                   -------       -------       ------      -------
Operating expenses:
   Selling and marketing.......................         --             5           --            5
   General and administrative:
       Other general and administrative........         --           839           --          839
                                                   -------       -------       ------      -------
          Total operating expenses.............         --           844           --          844
                                                   -------       -------       ------      -------
Operating loss.................................         --          (844)          --         (844)
   Interest income.............................         --           171           --          171
   Amortization of debt issuance costs.........         --           (84)          --          (84)
   Other debt financing fees...................         --          (319)          --         (319)
   Equity in losses of wholly-owned subsidiary.     (1,076)           --        1,076           --
                                                   -------       -------       ------      -------
       Net loss................................    $(1,076)      $(1,076)      $1,076      $(1,076)
                                                   =======       =======       ======      =======

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                     For the year ended December 31, 2000
                                (In thousands)

                                                                           Independent
                                                            Independent   Wireless One
                                                  IWO       Wireless One  Leased Realty
                                             Holdings, Inc. Corporation    Corporation
                                                (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                                             -------------- ------------ --------------- ------------ ------------
Net revenues................................    $     --      $ 58,836       $3,115        $(3,115)     $ 58,836
                                                --------      --------       ------        -------      --------
Operating expenses:
   Costs of services and equipment
     (exclusive of depreciation and
     amortization shown below)..............          --        46,541        2,277             --        48,818
   Selling and marketing....................          --        19,093          404             --        19,497
   General and administrative:
       Noncash stock-based compensation.....          --         1,817           --             --         1,817
       Related parties......................          --         2,193           --             --         2,193
       Other general and administrative.....          --        15,587          434             --        16,021
   Depreciation and amortization............          --        12,538           --             --        12,538
   Intercompany expenses....................          --         3,115           --         (3,115)           --
                                                --------      --------       ------        -------      --------
          Total operating expenses..........          --       100,884        3,115         (3,115)      100,884
                                                --------      --------       ------        -------      --------
Operating loss..............................          --       (42,048)          --             --       (42,048)
   Interest income..........................          --         2,032           --             --         2,032
   Interest expense.........................          --        (2,918)          --             --        (2,918)
   Interest expense--related parties........          --          (614)          --             --          (614)
   Amortization of debt issuance costs......          --        (2,843)          --             --        (2,843)
   Other debt financing fees................          --        (3,689)          --             --        (3,689)
   Equity in losses of wholly-owned
     subsidiaries...........................     (50,080)           --           --         50,080            --
                                                --------      --------       ------        -------      --------
          Net loss..........................    $(50,080)     $(50,080)      $   --        $50,080      $(50,080)
                                                ========      ========       ======        =======      ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

         CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS--(Continued)

                     For the year ended December 31, 2001
                                (In thousands)

                                                                           Independent
                                                            Independent   Wireless One
                                                  IWO       Wireless One  Leased Realty
                                             Holdings, Inc. Corporation    Corporation
                                                (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                                             -------------- ------------ --------------- ------------ ------------
Net revenues................................    $     --      $110,145       $8,611        $(8,611)     $110,145
                                                --------      --------       ------        -------      --------
Operating expenses:
   Costs of services and equipment
     (exclusive of depreciation and
     amortization shown below)..............          --        82,124        6,800             --        88,924
   Selling and marketing....................          --        30,454        1,295             --        31,749
   General and administrative:
       Noncash stock-based
         compensation.......................          --           334           --             --           334
       Related parties......................          --         2,146           --             --         2,146
       Other general and administrative.....          --        22,339          516             --        22,855
   Depreciation and amortization............          --        19,102           --             --        19,102
   Intercompany expenses....................          --         8,611           --         (8,611)           --
                                                --------      --------       ------        -------      --------
          Total operating expenses..........          --       165,110        8,611         (8,611)      165,110
                                                --------      --------       ------        -------      --------
Operating loss..............................          --       (54,965)          --             --       (54,965)
   Interest income..........................       2,409         5,185           --             --         7,594
   Interest expense.........................     (17,248)       (5,715)          --             --       (22,963)
   Interest expense--related parties........          --        (1,515)          --             --        (1,515)
   Amortization of debt issuance and
     offering costs.........................          --        (3,323)          --             --        (3,323)
   Other debt financing fees................          --        (1,769)          --             --        (1,769)
   Equity in losses of wholly-owned
     subsidiaries...........................     (62,102)           --           --         62,102            --
                                                --------      --------       ------        -------      --------
          Net loss..........................    $(76,941)     $(62,102)      $   --        $62,102      $(76,941)
                                                ========      ========       ======        =======      ========

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

          For the period December 20, 1999 through December 31, 1999
                                (In thousands)

                                                                          Independent
                                                                IWO       Wireless One
                                                           Holdings, Inc. Corporation
                                                              (Parent)    (Guarantor)  Eliminations Consolidated
                                                           -------------- ------------ ------------ ------------
Cash flows from operating activities:
   Net loss...............................................   $  (1,076)     $ (1,076)   $   1,076     $ (1,076)
   Adjustments to reconcile net loss to net cash (used
     in) provided by operating activities:
       Amortization of debt issuance costs................          --            84           --           84
       Equity in losses of wholly-owned subsidiary........       1,076            --       (1,076)          --
   Changes in operating assets and liabilities:
       Intercompany receivable............................    (135,000)           --      135,000           --
       Inventory..........................................          --          (295)          --         (295)
       Prepaid expenses...................................          --            16           --           16
       Other..............................................          --           (61)          --          (61)
       Prepaid management fee--related party..............          --        (4,970)          --       (4,970)
       Accounts payable...................................          --            67           --           67
       Accounts payable--related parties..................          --         4,008           --        4,008
       Intercompany payable...............................          --       135,000     (135,000)          --
       Accrued expenses...................................          --          (790)          --         (790)
       Accrued financial advisory fees....................          --        (9,250)          --       (9,250)
                                                             ---------      --------    ---------     --------
          Net cash (used in) provided by operating
            activities....................................    (135,000)      122,733           --      (12,267)
                                                             ---------      --------    ---------     --------
Cash flows from investing activities:
   Deferred acquisition costs.............................          --        (2,375)          --       (2,375)
   Purchase of property and equipment.....................          --          (288)          --         (288)
   Construction in progress...............................          --          (159)          --         (159)
                                                             ---------      --------    ---------     --------
          Net cash used in investing activities...........          --        (2,822)          --       (2,822)
                                                             ---------      --------    ---------     --------
Cash flows from financing activities:
   Gross proceeds received from equity investors..........     135,000            --           --      135,000
   Payment of debt........................................          --        (2,000)          --       (2,000)
   Payment of equity issuance costs.......................          --          (772)          --         (772)
   Payment of debt issuance costs.........................          --       (12,400)          --      (12,400)
                                                             ---------      --------    ---------     --------
          Net cash provided by (used in) financing
            activities....................................     135,000       (15,172)          --      119,828
                                                             ---------      --------    ---------     --------
Net increase in cash and cash equivalents.................          --       104,739           --      104,739
Cash and cash equivalents, beginning of period............          --            13           --           13
                                                             ---------      --------    ---------     --------
Cash and cash equivalents, end of period..................   $      --      $104,752    $      --     $104,752
                                                             =========      ========    =========     ========
Non-cash:
   Deferred costs included in accounts payable and
     accounts payable--related parties....................   $      --      $    977    $      --     $    977

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

         CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS--(Continued)

                     For the year ended December 31, 2000
                                (In thousands)

                                                                         Independent
                                                          Independent   Wireless One
                                                IWO       Wireless One  Leased Realty
                                           Holdings, Inc. Corporation    Corporation
                                              (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                                           -------------- ------------ --------------- ------------ ------------
Cash flows from operating activities:
   Net loss...............................    $(50,080)     $(50,080)       $  --        $ 50,080     $(50,080)
   Adjustments to reconcile net loss to
     net cash used in operating
     activities:
       Allowances for doubtful
         accounts and sales returns.......          --           312           --              --          312
       Depreciation and amortization
         of property and equipment........          --         6,813           --              --        6,813
       Amortization of intangible
         assets...........................          --         5,725           --              --        5,725
       Amortization of debt issuance
         costs............................          --         2,843           --              --        2,843
       Noncash stock-based
         compensation.....................          --         1,817           --              --        1,817
       Equity in losses of wholly-
         owned subsidiaries...............      50,080            --           --         (50,080)          --
   Changes in operating assets and
     liabilities, net of acquired assets:
       Accounts receivable................          --        (2,279)          --              --       (2,279)
       Intercompany receivable............     (49,816)         (906)        (350)         51,072           --
       Inventory..........................          --        (2,252)          --              --       (2,252)
       Prepaid expenses...................          --          (155)        (654)             --         (809)
       Other..............................          --          (418)          --              --         (418)
       Prepaid management fee--
         related party....................          --         1,000           --              --        1,000
       Accounts payable...................          --           717           --              --          717
       Accounts payable--related
         parties..........................          --        (3,597)          --              --       (3,597)
       Intercompany payable...............         252        50,166          654         (51,072)          --
       Due to Sprint......................          --         7,711           --              --        7,711
       Accrued expenses...................          --        10,078          350              --       10,428
       Accrued expenses--related
         parties..........................          --           463           --              --          463
       Unearned revenue...................          --         1,652           --              --        1,652
                                              --------      --------        -----        --------     --------
          Net cash (used in)
            provided by operating
            activities....................     (49,564)       29,610           --              --      (19,954)
                                              --------      --------        -----        --------     --------

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                     For the year ended December 31, 2000
                       (In thousands except share data)

                                                                                  Independent
                                                                   Independent   Wireless One
                                                         IWO       Wireless One  Leased Realty
                                                    Holdings, Inc. Corporation    Corporation
                                                       (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                                                    -------------- ------------ --------------- ------------ ------------
Cash flows from investing activities:
    Deferred acquisition costs.....................         --           (740)         --             --           (740)
    Purchase of Sprint assets......................         --       (116,405)         --             --       (116,405)
    Restricted cash................................         --         (8,000)         --             --         (8,000)
    Purchase of property and equipment.............         --        (19,926)         --             --        (19,926)
    Construction in progress.......................         --        (27,749)         --             --        (27,749)
                                                       -------      ---------        ----           ----      ---------
       Net cash used in investing activities.......         --       (172,820)         --             --       (172,820)
                                                       -------      ---------        ----           ----      ---------
Cash flows from financing activities:
    Gross proceeds received from equity
     investors.....................................     49,544             --          --             --         49,544
    Stock option exercises.........................        272             --          --             --            272
    Proceeds received from issuance of debt........         --         85,000          --             --         85,000
    Payment of debt................................         --         (5,000)         --             --         (5,000)
    Payment for Company common stock...............       (252)            --          --             --           (252)
    Payment of offering costs......................         --         (2,234)         --             --         (2,234)
    Payment of equity issuance costs...............         --            (75)         --             --            (75)
    Payment of debt issuance costs.................         --         (2,920)         --             --         (2,920)
                                                       -------      ---------        ----           ----      ---------
       Net cash provided by financing
        activities.................................     49,564         74,771          --             --        124,335
                                                       -------      ---------        ----           ----      ---------
Net decrease in cash and cash equivalents..........         --        (68,439)         --             --        (68,439)
Cash and cash equivalents, beginning of period.....         --        104,752          --             --        104,752
                                                       -------      ---------        ----           ----      ---------
Cash and cash equivalents, end of period...........    $    --      $  36,313        $ --           $ --      $  36,313
                                                       =======      =========        ====           ====      =========

Non-cash:
    Property and equipment included in accounts
     payable.......................................    $    --      $     950        $ --           $ --      $     950
    Construction in progress included in
     accounts payable..............................         --          3,835          --             --          3,835
    Construction in progress included in accrued
     expenses......................................         --          1,521          --             --          1,521
    Issuance of common stock for promissory
     notes.........................................         --            456          --             --            456
Interest paid......................................         --          3,403          --             --          3,407

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

                     For the year ended December 31, 2001
                                (In thousands)

                                                                             Independent
                                                              Independent   Wireless One
                                                    IWO       Wireless One  Leased Realty
                                               Holdings, Inc. Corporation    Corporation
                                                  (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                                               -------------- ------------ --------------- ------------ ------------
Cash flows from operating activities:
   Net loss...................................   $ (76,941)     $(62,102)      $    --      $  62,102     $(76,941)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
       Allowances for doubtful accounts
         and sales returns....................          --           303            --             --          303
       Depreciation and amortization of
         property and equipment...............          --        12,930            --             --       12,930
       Loss on disposal of property and
         equipment............................          --           105            --             --          105
       Amortization of intangible assets......          --         6,172            --             --        6,172
       Amortization of debt issuance and
         offering costs.......................          --         3,323            --             --        3,323
       Amortization of discount on senior
         notes................................         366            --            --             --          366
       Amortization of net premium on
         investment securities................          --           965            --             --          965
       Noncash stock-based
         compensation.........................          --           334            --             --          334
       Equity in losses of wholly-owned
         subsidiaries.........................      62,102            --            --        (62,102)          --
   Changes in operating assets and
     liabilities:
       Accounts receivable....................          --        (6,086)           --             --       (6,086)
       Intercompany receivable................    (156,192)      (55,073)          326        210,939           --
       Inventory..............................          --        (1,808)           --             --       (1,808)
       Prepaid expenses.......................          --          (654)       (1,008)            --       (1,662)
       Other..................................          --        (5,613)           --             --       (5,613)
       Prepaid management fee--related
         party................................          --         1,000            --             --        1,000
       Accounts payable.......................          --           894            --             --          894
       Accounts payable--related parties......          --           (98)           --             --          (98)
       Intercompany payable...................      54,064       155,867         1,008       (210,939)          --
       Due to Sprint..........................          --         1,452            --             --        1,452
       Accrued expenses.......................      10,267         6,761          (326)            --       16,702
       Accrued expenses--related parties......          --           261            --             --          261
       Unearned revenue.......................          --         2,761            --             --        2,761
                                                 ---------      --------       -------      ---------     --------
          Net cash (used in) provided
            by operating activities...........    (106,334)       61,694            --             --      (44,640)
                                                 ---------      --------       -------      ---------     --------

                      IWO HOLDINGS, INC. AND SUBSIDIARIES

         CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS--(Continued)

                     For the year ended December 31, 2001
                       (In thousands except share data)

                                                                            Independent
                                                             Independent   Wireless One
                                                   IWO       Wireless One  Leased Realty
                                              Holdings, Inc. Corporation    Corporation
                                                 (Parent)    (Guarantor)  (Non Guarantor) Eliminations Consolidated
                                              -------------- ------------ --------------- ------------ ------------
Cash flows from investing activities:
   Purchase of investment securities--held
     to maturity.............................          --      (105,328)          --            --       (105,328)
   Proceeds from maturities of investment
     securities..............................          --        30,684           --            --         30,684
   Restricted cash and U.S. Treasury
     obligations, at amortized cost--held to
     maturity................................     (53,719)           --           --            --        (53,719)
   Purchase of property and equipment........          --       (11,016)          --            --        (11,016)
   Construction in progress..................          --       (66,777)          --            --        (66,777)
                                                 --------     ---------        -----         -----      ---------
       Net cash used in investing
         activities..........................     (53,719)     (152,437)          --            --       (206,156)
                                                 --------     ---------        -----         -----      ---------
Cash flows from financing activities:
   Gross proceeds received from equity
     investors for payment of promissory
     notes...................................          --           549           --            --            549
   Stock option exercises....................         399            --           --            --            399
   Proceeds received from issuance of debt...          --        65,000           --            --         65,000
   Proceeds received from issuance of senior
     notes and warrants......................     160,000            --           --            --        160,000
   Payment for Company common stock..........        (346)           --           --            --           (346)
   Payment of offering costs.................          --        (7,725)          --            --         (7,725)
                                                 --------     ---------        -----         -----      ---------
       Net cash provided by financing
         activities..........................     160,053        57,824           --            --        217,877
                                                 --------     ---------        -----         -----      ---------
Net decrease in cash and cash equivalents....          --       (32,919)          --            --        (32,919)
Cash and cash equivalents, beginning of
  period.....................................          --        36,313           --            --         36,313
                                                 --------     ---------        -----         -----      ---------
Cash and cash equivalents, end of period.....    $     --     $   3,394        $  --         $  --      $   3,394
                                                 ========     =========        =====         =====      =========
Non-cash:
   Property and equipment included in
     accounts payable........................    $     --     $   7,477        $  --         $  --      $   7,477
   Property and equipment included in
     accrued expenses........................          --         1,550           --            --          1,550
   Construction in progress included in
     accounts payable........................          --         6,184           --            --          6,184
Interest paid................................          --        18,068           --            --         18,068

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Independent Wireless One Corporation

   We have audited the accompanying statement of assets sold of the Sprint Spectrum Albany, Syracuse and Manchester Markets (as described in Note 1), which are wholly owned by Independent Wireless One Corporation (IWO) since their acquisition in 2000 from Sprint Spectrum L.P., as of December 31, 1999 and the related statements of revenues and expenses for each of the two years in the period ended December 31, 1999. These statements are the responsibility of Sprint Spectrum L.P.'s management. Our responsibility is to express an opinion on these statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statements' presentation. We believe that our audits provide a reasonable basis for our opinion.

   As described in Note 2, the accompanying statements were prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X. The statements are not intended to be a complete presentation of the Sprint Spectrum Albany, Syracuse and Manchester Markets' financial position or results of their operations.

   In our opinion, the statements referred to above present fairly, in all material respects, the assets sold of the Sprint Spectrum Albany, Syracuse and Manchester Markets as of December 31, 1999, and the related revenues and expenses for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /S/  ERNST & YOUNG LLP

Kansas City, Missouri
May 2, 2000

            SPRINT SPECTRUM ALBANY, SYRACUSE AND MANCHESTER MARKETS (wholly owned by Independent Wireless One Corporation)

                           STATEMENT OF ASSETS SOLD

                                                                            December 31
                                                                               1999
                                                                            -----------
Assets:
   Accounts receivable, net of allowance for doubtful accounts of $292,106. $ 3,356,472
   Property, plant and equipment:
       Network equipment...................................................  85,110,717
       Other...............................................................     757,022
       Construction work in progress.......................................     204,275
                                                                            -----------
   Total property, plant and equipment.....................................  86,072,014
       Less: accumulated depreciation......................................  26,914,543
                                                                            -----------
   Net property, plant and equipment.......................................  59,157,471
   Prepaid lease expense...................................................     371,811
                                                                            -----------
Total assets sold.......................................................... $62,885,754
                                                                            ===========




                            See accompanying notes.

            SPRINT SPECTRUM ALBANY, SYRACUSE AND MANCHESTER MARKETS (wholly owned by Independent Wireless One Corporation)

                      STATEMENTS OF REVENUES AND EXPENSES

                                                   Year ended December 31
                                                   -----------------------
                                                      1998        1999
                                                   ----------- -----------
     Net revenues................................. $ 9,137,334 $23,401,059
     Operating expenses:
        Costs of services and equipment...........  12,200,739  20,203,145
        General and administrative................   7,360,750   8,975,967
        Selling and marketing.....................   3,724,401   5,869,705
        Depreciation and amortization.............   9,491,437  10,204,886
                                                   ----------- -----------
            Total operating expenses..............  32,777,327  45,253,703
                                                   ----------- -----------
     Operating expenses in excess of net revenues. $23,639,993 $21,852,644
                                                   =========== ===========



                            See accompanying notes.

            SPRINT SPECTRUM ALBANY, SYRACUSE AND MANCHESTER MARKETS (wholly owned by Independent Wireless One Corporation)

                     NOTES TO STATEMENT OF ASSETS SOLD AND
                      STATEMENTS OF REVENUES AND EXPENSES

1.  Asset Purchase Agreement

   On February 9, 1999, Independent Wireless One Corporation (IWO) and Sprint Spectrum L.P. (Sprint Spectrum) entered into an Asset Purchase Agreement (the Agreement) whereby IWO agreed to purchase from Sprint Spectrum certain assets and IWO assumed certain leases as stipulated in the Agreement. Under the Agreement, IWO purchased Sprint Spectrum's assets related to its wireless mobile telephone services in the Albany and Syracuse, New York and Manchester, New Hampshire markets (collectively, the "Acquired Markets"), which were wholly owned by Sprint Spectrum. The assets purchased by IWO primarily consisted of property, plant and equipment including network assets and retail stores located in the Acquired Markets. IWO assumed certain operating leases within the Acquired Markets; however no deferred revenue, commission or other similar liabilities were assumed. This transaction closed in the first quarter of 2000.

   Following the close of the transaction, IWO began operating the Acquired Markets as Sprint PCS markets through an affiliation agreement with Sprint Spectrum. Under the terms of this agreement, IWO sells wireless voice and data telephone services under the Sprint PCS brand name in exchange for a fee. Also as part of the agreement, Sprint Spectrum continues to provide network monitoring, customer service, billing and collection services to IWO.

2.  Basis of Presentation

   Historically, financial statements have not been prepared for the Acquired Markets as they had no separate legal status or existence. The accompanying statement of assets sold and statements of revenues and expenses of the Acquired Markets were prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X. These statements have been derived from the historical accounting records of Sprint Spectrum and include revenues and expenses directly attributable to the Acquired Markets. Certain revenues and expenses that are indirectly attributable to the Acquired Markets have been allocated using the methods set forth below. As a result, the statements may not be indicative of the financial position or operating results of the Acquired Markets had they been operated as a separate, stand-alone company. Management believes these allocation methodologies are reasonable and represent the most appropriate methods of determining the expenses of the Acquired Markets.

  Accounts Receivable

   The accounts receivable balance included in the accompanying statement of assets sold are those specifically associated with the subscribers of the Acquired Markets. Allocations have been made of certain unbilled revenue and bad debt accruals that are recorded by Sprint Spectrum at levels above the market level. These allocations are based on average subscribers of the Acquired Markets relative to total subscribers of Sprint Spectrum.

  Property, Plant & Equipment

   The property, plant and equipment balances included in the accompanying statement of assets sold are assets specifically associated with the Acquired Markets that were purchased by IWO pursuant to the Agreement.

            SPRINT SPECTRUM ALBANY, SYRACUSE AND MANCHESTER MARKETS (wholly owned by Independent Wireless One Corporation)

                     NOTES TO STATEMENT OF ASSETS SOLD AND
               STATEMENTS OF REVENUES AND EXPENSES--(Continued)


  Revenues

   Service revenues included in the statements of revenues and expenses are those specifically related to subscribers of the Acquired Markets. Allocations have been made of certain unbilled revenue and bad debt accruals that are recorded by Sprint Spectrum at levels above the market level. These allocations are based on average subscribers of the Acquired Markets relative to total subscribers of Sprint Spectrum.

   Equipment revenues included in the statements of revenues and expenses related to the Albany and Syracuse, New York markets include those specifically related to equipment sales occurring in Sprint Spectrum's retail stores and equipment sales to third-party retail stores located within these markets.

   Certain equipment revenues related to the Manchester, New Hampshire market are directly attributable to subscribers within that market. The remaining equipment revenues related to the Manchester, New Hampshire market are based on allocations of equipment sales occurring in Sprint Spectrum's retail stores and equipment sales to third-party retail stores located in the Portland, Maine and Boston, Massachusetts districts, which include the Manchester, New Hampshire and other nearby markets. These allocations are based on the Manchester, New Hampshire market's gross subscriber activations relative to total gross subscriber activations of the markets included in the Portland, Maine and Boston, Massachusetts districts.

   Also included are allocations of revenues from equipment sales to national third-party retail chains. These allocations are based on the Acquired Market's gross subscriber activations via national third-party retail chains relative to total gross subscriber activations of Sprint Spectrum via national third-party retail chains.

  Costs of Services and Equipment

   Cost of services expense in the statements of revenues and expenses includes those expenses directly attributable to the Acquired Markets. In addition, allocations have been made of cost of services incurred at levels above the market level. These allocations are based on the Acquired Markets' directly attributable cost of services relative to the total Company's directly attributable cost of services.

   Cost of equipment included in the statements of revenues and expenses related to the Albany and Syracuse, New York markets is that specifically related to equipment sales occurring in Sprint Spectrum's retail stores and equipment sales to third-party retail stores located within these markets.

   Cost of equipment associated with certain equipment revenues related to the Manchester, New Hampshire market are directly attributable to subscribers within that market. The cost of equipment associated with the remaining equipment revenues related to the Manchester, New Hampshire market is based on allocations of the cost of equipment sales occurring in Sprint Spectrum's retail stores and third-party retail stores located in the Portland, Maine and Boston, Massachusetts districts, which include the Manchester, New Hampshire and other nearby markets. These allocations are based on the Manchester, New Hampshire market's gross subscriber activations relative to total gross subscriber activations of the markets included in the Portland, Maine and Boston, Massachusetts districts.

   Also included are allocations of the cost of equipment associated with equipment sales to national third-party retail chains. These allocations are based on the Acquired Market's gross subscriber activations via national third-party retail chains relative to total gross subscriber activations of Sprint Spectrum via national third-party retail chains.

            SPRINT SPECTRUM ALBANY, SYRACUSE AND MANCHESTER MARKETS (wholly owned by Independent Wireless One Corporation)

                     NOTES TO STATEMENT OF ASSETS SOLD AND
               STATEMENTS OF REVENUES AND EXPENSES--(Continued)


  General and Administrative Expenses and Selling and Marketing Expenses

   Direct general and administrative expenses and selling and marketing expenses are those costs that were incurred as a result of providing wireless mobile telephone services in the Acquired Markets and which are no longer incurred by Sprint Spectrum subsequent to consummation of the transaction with IWO.

   General and administrative expenses and selling and marketing expenses of Sprint Spectrum that are indirectly associated with the Acquired Markets' operations were allocated to the Acquired Markets' statements of revenues and expenses based on the number of subscribers of the Acquired Markets relative to Sprint Spectrum's total subscribers.

  Depreciation Expense

   Depreciation expense included in the statements of revenues and expenses is related to the assets specifically associated with the Acquired Markets that were purchased by IWO pursuant to the Agreement.

3.  Summary of Significant Accounting Policies

  Revenue Recognition

   Operating revenues are recognized as services are rendered or as equipment is delivered to customers. Operating revenues are recorded net of an estimate for uncollectible accounts.

  Property, Plant and Equipment

   Property, plant and equipment are stated at cost. The cost of property, plant and equipment is generally depreciated on a straight-line basis over estimated economic useful lives ranging from seven to 20 years. Repair and maintenance costs are expensed as incurred.

  Advertising

   Advertising costs are expensed when the advertisement occurs. Total advertising expense amounted to $2,438,388 in 1998 and $3,503,920 in 1999.

  Use of Estimates

   The statement of assets sold and statements of revenues and expenses are prepared in conformity with accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Also, as discussed in Note 2, the statements of revenues and expenses include allocations and estimates that are not necessarily indicative of the revenues, costs and expenses that would have resulted if the Acquired Markets had been operated as a separate stand-alone company.

            SPRINT SPECTRUM ALBANY, SYRACUSE AND MANCHESTER MARKETS (wholly owned by Independent Wireless One Corporation)

                     NOTES TO STATEMENT OF ASSETS SOLD AND
               STATEMENTS OF REVENUES AND EXPENSES--(Continued)


4.  Operating Leases

   The Acquired Markets' minimum rental commitments at year-end 1999 for all non-cancelable operating leases, consisting mainly of leases for cell and switch sites, are as follows:

                             2000...... $1,249,543
                             2001......    636,662
                             2002......    358,375
                             2003......    208,700
                             2004......     67,949
                             Thereafter    195,269

   The table excludes renewal options related to certain cell and switch site leases. These renewal options generally have five-year terms and may be exercised from time to time. The Acquired Markets' gross rental expense totaled $2,585,344 in 1998 and $2,810,292 in 1999.

5.  Cash Flows

   The Acquired Markets' primary requirements for cash have been to fund operating losses and capital expenditures associated with the network build-out. Capital expenditures of the Acquired Markets were $13,071,747 in 1998 and $6,560,077 in 1999.